UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statements Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [ ]

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☒	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton HM 11, Bermuda

_______________________

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held July 24, 2008

_______________________

The Annual General Meeting of Shareholders of American Safety Insurance Holdings, Ltd. will be held at the Fairmont The Queen Elizabeth Hotel, Montreal, Canada on Thursday, July 24, 2008, at 8:00 a.m. local time, for the following purposes:

1.	To elect three Class I Directors to the Company’s Board of Directors to serve for three year terms expiring at the 2011 Annual General Meeting of Shareholders.
2.

To approve the appointment of BDO Seidman LLP as independent registered public accountants to serve until the conclusion of the next Annual General Meeting and to authorize the Audit Committee to set their remuneration.

3.	To consider and vote upon a proposal for the approval of the Employee Stock Purchase Plan.
4.	To amend the Bye-Laws of the Company.

The Board of Directors has set May 9, 2008 as the record date for the Annual General Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual General Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS LISTED ABOVE AND MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE VOTE BY MARKING EACH PROPOSAL CLEARLY, THEN SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR VOTE MAY NOT BE COUNTED IF YOUR COMPLETED PROXY HAS NOT BEEN RECEIVED AT THE ANNUAL GENERAL MEETING. YOUR COMPLETED PROXY MUST ARRIVE PRIOR TO THE MEETING OR ANY AJOURNMENT OF THE MEETING. YOUR PROXY MAY BE REVOKED BY YOU, IF YOU CHOOSE. ANY REVOCATION BY YOU OF YOUR PROXY MUST BE SUMITTED TO THE SECRETARY AN HOUR BEFORE THE VOTE BEING TAKEN AT THE ANNUAL GENERAL MEETING.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

_______________________

PROXY STATEMENT

Annual General Meeting of Shareholders

To Be Held July 24, 2008

PROXY SOLICITATION AND VOTING

General

This Proxy Statement is being furnished in connection with the Board of Director’s solicitation of proxies from the shareholders of American Safety Insurance Holdings, Ltd. for use at the Annual General Meeting of Shareholders.

The Company is a Bermuda specialty insurance holding company that provides through its operating subsidiaries and affiliates customized insurance products and solutions to small and medium-sized businesses in industries that we believe are underserved by the standard insurance market. The Company offers innovative insurance solutions outside of the United States in the reinsurance and alternative risk markets through its subsidiaries, American Safety Reinsurance, Ltd. and American Safety Assurance, Ltd. and actuarial consulting services through its Bermuda subsidiary Ordinance Holdings, Ltd. In the United States, the Company offers solutions for specialty risks and alternative risk markets through its program administrator, American Safety Insurance Services, Inc. and its insurance company subsidiaries and affiliates, American Safety Casualty Insurance Company, American Safety Indemnity Company and American Safety Risk Retention Group, Inc. For twenty years, we have developed specialized insurance coverages and alternative risk transfer products not generally available to our customers in the standard insurance market because of the unique characteristics of the risks involved and the associated needs of the insureds. We specialize in underwriting these products for insureds with environmental risks and construction risks, as well as in developing programs for other specialty classes of risk. Unless otherwise indicated by the context, the term “Company” or “American Safety” shall refer to American Safety Insurance Holdings, Ltd. and its subsidiaries.

The enclosed proxy is for use at the Annual General Meeting if a shareholder is unable to attend the Annual General Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual General Meeting. The person giving a proxy may revoke it an hour before the vote being taken, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by appearing at the Annual General Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted FOR the proposed nominees for election as directors, and FOR the other proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters presented for action at the Annual General Meeting.

This Proxy Statement and the enclosed proxy are first being mailed to the Company’s shareholders on or about May 27, 2008.

Record Date and Outstanding Shares

The Board of Directors has set May 9, 2008 as the record date for the Annual General Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual General Meeting. As of the record date, there were 10,603,676 common shares of the Company issued and outstanding.

Quorum and Voting Rights

A quorum for the transaction of business at the Annual General Meeting consists of the holders of at least one-third of the outstanding common shares of the Company entitled to vote at the Annual General Meeting present in person or represented by proxy. Both abstentions and broker non-votes will be treated as present for purposes of determining a quorum. However, abstentions and broker non-votes (if any) with respect to each of the Proposals will not be counted as votes cast in favor of or against the Proposal for which the broker has no discretionary voting authority and will have no affect on the result of the vote. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of common shares of the Company is entitled to one vote per share on each matter to come before the Annual General Meeting. Each of the Proposals requires the affirmative vote of a majority of the common shares of the Company present in person or represented by proxy at the Annual General Meeting. The Company does not have cumulative voting.

With regard to the election of Class I and Class III Directors (Proposal 1), the appointment of the independent registered public accountants (Proposal 2), the approval of the Employee Stock Purchase Plan (Proposal 3) and the amendment to the Bye-Laws (Proposal 4) abstentions and broker non-votes will have no effect on the result of the vote.

Solicitation of Proxies

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the Proposals, if deemed appropriate, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the common shares of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual General Meeting will be borne by the Company.

ELECTION OF CLASS I DIRECTORS

(Proposal 1)

General

The members of the Board of Directors of the Company are elected by the shareholders. The Company’s Bye-laws provide that the Board shall be made up of no more than fifteen directors, the specific number of which shall be determined from time to time by the shareholders of the Company. The shareholders have determined by resolution that the number of directorships shall not be more than nine. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company electing one class annually. The Board of Directors presently consists of eight members. Proxies cannot be voted for a greater number of persons than the number of the nominees named.

The Board of Directors has nominated David V. Brueggen, Stephen R. Crim and Lawrence I. Geneen for re-election as Class I Directors of the Company to hold office and serve three year terms which will expire in 2011 at the Annual General Meeting. The three nominees are presently directors of the Company.The Board of Directors also has nominated Joseph F. Fisher for election as a Class III Director to fill the vacancy created by William Robbie’s resignation from the Board on January 19, 2008. If elected, Mr. Fisher will hold office and serve the remaining two years of Mr. Robbie’s term, expiring in 2010 at the Annual General Meeting. The terms of the other directors of the Company who are not up for election will continue as set forth below. Each nominee has agreed to his nomination and to serve as a director, if elected. Unless authority is withheld by the shareholder, it is the intention of persons named by American Safety as proxies on its proxy card to vote for the nominees listed. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected.

Set forth below is information about each nominee for election as a director and each incumbent director whose term of office expires in 2009 or 2010. The ages indicated below are current as of the date hereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO RE-ELECT DAVID V. BRUEGGEN, STEPHEN R. CRIM AND LAWRENCE I. GENEEN AS THE NOMINEES NAMED BELOW AS CLASS I DIRECTORS AND TO ELECT JOSEPH F. FISHER AS THE NOMINEE NAMED BELOW AS A CLASS III DIRECTOR.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS WHOSE TERMS, IF ELECTED, EXPIRE IN 2011

David V. Brueggen, age 61, has served as a director of the Company since 1986 and as Chairman of the Board of Directors since June 2007. Mr. Brueggen was the senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting, prior to his retirement at December 31, 2007. Mr. Brueggen was employed by Anson Industries, Inc. since 1982. Previously, he was an audit manager with an international public accounting firm for 10 years. Mr. Brueggen is a certified public accountant.

Stephen R. Crim, age 44, has been a director of the Company since 2002. Mr. Crim became President and Chief Executive Officer of the Company in 2003 and became President of the Company’s insurance and reinsurance operations in 2002. Prior to becoming President and Chief Executive Officer, Mr. Crim was responsible for all of the Company’s underwriting functions since joining the Company in 1990. Previously, Mr. Crim was employed in the underwriting departments of Aetna Casualty and Surety Co. and The Hartford Insurance Co. between 1986 and 1990.

Lawrence I. Geneen, age 64, has served as a director of the Company since 2003. He is president and owner of an insurance risk management and strategic consulting firm in Scarsdale, New York. From 1999 to 2001, he was executive vice president and chief operating officer of American Management Association in New York, New York, which is engaged in management training and publishing. From 1997 to 1999, Mr. Geneen was a managing director of Marsh & McLennan, Inc. in New York, where he was responsible for global sales and client management leadership in its insurance brokerage business. From 1992 to 1997 he was a managing principal and shareholder of Johnson and Higgins, and from 1974 to 1992 he was employed in a number of executive sales positions and management positions in its insurance brokerage business.

NOMINEE FOR ELECTION AS A CLASS III DIRECTOR WHOSE TERM, IF ELECTED, EXPIRES IN 2010

Joseph F. Fisher, age 52, served as the Chief Financial Officer of Platinum Underwriters Holdings, LTD., a Bermuda-based provider of property, casualty and finite risk reinsurance coverages, from July 2004 through July 2007. From 1996 until he joined Platinum, Mr. Fisher served as Chief Financial Officer of Royal & Sun Alliance Insurance, one of the top 25 property and casualty insurance companies in the U.S. and a subsidiary of Royal & Sun Alliance plc, which is publicly traded on the London Stock Exchange. Prior to his joining Royal & Sun Alliance, Mr. Fisher was a partner at the accounting firm of Coopers & Lybrand.

CONTINUING CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2009

Cody W. Birdwell, age 55, has served as a director of the Company since 1986. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas, which is engaged in subdivision and mobile home community development and sales, since 1993.

Steven L. Groot, age 58, has served as a director of the Company since 2006. Mr. Groot served in various positions at Allstate Insurance Company in Northbrook, Illinois from 1970 to 2002, most recently as President of Direct Distribution and e-Commerce and as a member of its board of directors.

Frank D. Lackner, age 39, has been a director of the Company since 2004. Mr. Lackner served as a managing director of Fox-Pitt, Kelton in 2007 and currently is a founding partner of Lackner Capital Advisors, LLC, a consulting firm focused on the insurance industry. From 2001 to 2006, Mr. Lackner served as a managing director with Torsiello Capital Partners LLC in New York, New York, engaged in providing investment banking and financial advisory services to the global insurance and financial services industry. From 1998 to 2001, Mr. Lackner was co-founder and president of RiskContinuum, Inc., an online reinsurance exchange start-up venture that was established to facilitate reinsurance opportunities for insurance brokers, corporate risk managers, insurance and reinsurance companies but subsequently has ceased operations. From 1993 to 1997, he was a vice president with Insurance Partners L.P., a private equity investment partnership specializing in financial services. From 1992 to 1993, Mr. Lackner was an assistant underwriter with Centre Reinsurance Companies, a subsidiary of Zurich Financial Services, engaged in finite risk reinsurance and insurance transactions. Prior to joining Centre Re, Mr. Lackner was an investment banking analyst in the insurance group at Donaldson, Lufkin & Jenrette Securities Corp. from 1990 to 1992. Mr. Lackner is a director of Greenlight Capital Re, Ltd.

CONTINUING CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2010

Thomas W. Mueller, age 53, has served as a director of the Company since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in Louisville, Kentucky, which is engaged in industrial insulation and asbestos and sound abatement, since 1975. Mr. Mueller also serves as a board member for Actors Theatre of Louisville.

Jerome D. Weaver, age 54, has served as a director of the Company since 2001. Mr. Weaver has been chief executive officer of Specialty Systems, Inc. in Indianapolis, Indiana, which is engaged in general construction and asbestos abatement, since 1996. He has been employed by Specialty Systems, Inc. since 1989.

APPOINTMENT OF AUDITORS AND AUTHORIZATION

OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

(Proposal 2)

In accordance with Section 89 of the Bermuda Companies Act, the shareholders of the Company have the authority to appoint the Company’s independent registered public accountants (auditors) and to authorize the audit committee to set the auditor’s remuneration. The audit committee and the Board of Directors request that the shareholders of the Company approve the appointment of BDO Seidman LLP as the Company’s auditors to serve until the conclusion of the next Annual General Meeting and authorize the audit committee to set their remuneration.

BDO Seidman LLP has served as the Company’s independent auditors since July 26, 2004. A representative of BDO Seidman LLP is expected to attend the Annual General Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2 TO APPROVE THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY’S AUDITORS TO SERVE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AND TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION.

Independent Registered Public Accounting Firm Fees

The following represents the fees billed to the Company for the two most recent fiscal years by BDO Seidman LLP, the Company’s independent registered public accountant for 2006 and 2007:

	2007	2006
	(in thousands)	(in thousands)
Audit Fees (1)	$ 510	$ 565
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$ 510	$ 565

(1)

Includes fees for professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements, review of the Company’s registration statements on Form S-8 in 2007 and Form S-1 in 2006, statutory audits and audits of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act.

The audit committee of the Company’s Board of Directors considered the provision of non-audit services by BDO Seidman LLP and determined that the provision of such services was consistent with maintaining the independence of such independent registered principal public accounting firm. The audit committee pre-approves all audit and non-audit services provided by BDO Seidman LLP.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

EMPLOYEE STOCK PURCHASE PLAN

(Proposal 3)

At the Annual General Meeting, the Company’s shareholders will be asked to consider and approve the Company’s Employee Stock Purchase Plan (the “ESPP”). The Board unanimously approved the Company’s ESPP on March 5, 2008 and recommends that the Company’s shareholders approve and adopt the ESPP. The ESPP will become effective upon the approval of the Company’s shareholders.

The following summary of the ESPP is qualified in its entirety by express reference to the text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

For purposes of this discussion, all capitalized terms not defined in this discussion shall have the meaning ascribed to them in the ESPP, attached hereto as Appendix A.

Purpose

          The purpose of the ESPP is to give eligible employees of the Company and its subsidiaries an opportunity to buy stock of the Company through payroll deductions. The Company has reserved for issuance under the ESPP 1,000,000 common shares.

Participation

Any employee of the Company or any of its subsidiaries is eligible to participate in the ESPP if he or she is employed by the Company for more than 20 hours per week and for more than five months in any calendar year. An Eligible Employee will become a Participant upon completing and delivering a participation agreement authorizing payroll deductions to the Company no later than 10 days prior to the last business day of the month immediately preceding the applicable Participation Period. However, an employee will no longer be eligible to participate if he/she withdraws from the ESPP pursuant to such terms and conditions as provided in the ESPP, ceases to be a Participant, ceases to be an Eligible Employee, or would own 5% or more of the Company’s common stock. Once withdrawn from the ESPP, an employee may again become a Participant subject to the same eligibility requirements by delivering a new participation agreement no later than 10 days prior to the last business day of the month immediately preceding such Participation Period. A Participant may authorize payroll deductions of a specific whole percentage which does not exceed 12% of his or her compensation. All payroll deductions shall be credited to the Participant’s Contributions Account. Once a Participation Period has begun, a Participant can increase or decrease the amount of his or her payroll deductions for a later Participation Period by delivering a new participation agreement to the Company no later than 10 days prior to the last business day of the month immediately preceding such later Participation Period. The Committee, which administers the

ESPP, in its discretion shall determine the extent to which any leave of absence for governmental or military service, illness, temporary disability or other reasons will impact an individual’s enrollment or participation in the ESPP. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not provided either by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following such three-month period.

Grant of Purchase Rights

On the first day of the Participation Period, each Participant will be granted a right to purchase such number of shares with the accumulated payroll deductions in the Participant’s Contributions Account at the applicable Purchase Price, subject to the maximum limit of shares that may be purchased. The Purchase Price shall be a percentage, as may be determined from time to time by the Committee prior to a Participation Period (but not less than 85%), of the Fair Market Value on the Offer Date for the Participation Period; provided, however, that the Committee may elect that the Purchase Price shall be the lesser of such percentage of the Fair Market Value on (i) the Offer Date of the Participation Period or (ii) the Purchase Date for the Participation Period. No employee shall be granted a Purchase Right: (i) if the Participant would own 5% or more of the Company’s issued and outstanding stock; (ii) if the Participant’s right to purchase would accrue at a rate that exceeds more than $25,000 in Fair Market Value of such stock for each calendar year; (iii) if the Participant makes a hardship withdrawal from a Company established cash or deferred arrangement; or (iv) for more than 1,000shares of Common Stock for any Participation Period.

Exercise of Purchase Rights

The Participant’s Purchase Rights for the purchase of Common Stock will be exercised automatically on the Purchase Date applicable during a Participation Period. As soon as practicable, after each Purchase Date, the shares will be credited to an account in the Participant’s name with one or more brokers the compensation committee designates. A certificate will be issued to the Participant when his or her participation in the ESPP is terminated or upon request. A Purchase Right that is not automatically exercised on the Purchase Date will expire at the end of the last day of the Participation Period. Any payroll deductions credited to the Participant’s Contributions Account that have not been used to purchase stock will be paid to the Participant without interest within 30 days following the last day of the Participation Period. A Participant will have no rights as a shareholder until a certificate for the shares has been issued to the Participant or the transfer agent reflects the Participant’s ownership of the Common Stock in the Company’s stock ledger.

Withdrawal

A participant may withdraw by giving written notice to the Company. Generally, the withdrawal will be effective as soon as administratively practicable. Should the Participant wish to withdraw by the first day of a Participation Period, the written notice must be received no later than 10 days prior to the last business day of the month preceding such Participation Period. Once a Participant withdraws, any outstanding Purchase Rights will be terminated and such Participant’s account balance will be distributed to him or her and no further payroll deductions will be made after the withdrawal is effective. A Participant may participate in any succeeding Participation Period, upon meeting the eligibility requirements and contingent upon the timely delivery of a new participation agreement.

Termination of Employment

Upon termination of a Participant’s employment with the Company or its subsidiaries for any reason, he or she will be deemed to have elected to withdraw from the ESPP. As such any outstanding Purchase Rights will be terminated and such Participant’s account balance will be distributed to him or her and no further payroll deductions will be made after the Participant’s last payroll period with all Employers or, if applicable, after the Participant’s last payroll period with all Employers as an Eligible Employee.

Transferability

A Participant may not transfer, assign, pledge or otherwise dispose of a Purchase Right other than by will or the laws of descent and distribution.

Adjustments Affecting Purchase Rights

The Board, in its sole discretion, may adjust the number of shares of Common Stock available under the ESPP in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock without the receipt of consideration therefore. Upon dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Plan shall be entitled to purchase at the next Purchase Date the same relative cash, securities, and/or other property which a holder of Common Stock was entitled to receive at the time of such transaction.

Shareholder Approval of the ESPP

The adoption of the ESPP is contingent upon the approval of the shareholders of the Company.

Administration and Claims Procedure

The Committee will administer the ESPP. References to the “Committee” shall include the Compensation Committee, the Board if it is acting in its administrative capacity with respect to the ESPP, and any delegates the Committee appoints pursuant to Section 12(b) of the ESPP. Subject to the provisions of the ESPP, the Committee shall have full and final authority, in its discretion, to take any action with respect to the ESPP. The determinations of the Committee on all matters regarding the ESPP shall be final and binding upon each Employer, each Employee, each Participant and any other person claiming a right under the ESPP.

It is not necessary for a Participant to file a claim in order to receive benefits under the ESPP. On receipt of a claim for benefits, however, the Committee will respond in writing within 90 days. If the claim is denied, the claimant may make a proper written request for a review to the Committee, and the Committee must conduct a review. The Committee must receive the claimant’s written request before the 61st day after the claimant’s receipt of notice that a claim has been denied. The written final determination must be rendered within 60 days after the request for review is received, unless an extension is necessary in which case the final determination must be rendered within 120 days. A claimant may not file any suit or other action for benefits under this ESPP unless and until he or she submits a proper written request for a review of any adverse decision of such claim for benefits and then exhausts the administrative process described herein. A claimant then shall have 90 days from the date he or she receives an adverse final determination of such claim on review in which to file suit in a court of competent jurisdiction for benefits under the ESPP. If the claimant does not file suit within such 90 day period, the claimant shall be forever barred from doing so.

Amendment and Termination of the ESPP

The Board may at any time and from time to time modify, amend, suspend or terminate the ESPP or any Purchase Right granted hereunder, provided, however, that (i) shareholder approval shall be required for any amendment to the ESPP to the extent Section 423 of the Code or other applicable law, rule or regulation requires shareholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Plan or changes individuals who are eligible to participate in the Plan other than as set forth herein); and (ii) no amendment to the ESPP or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof. The ESPP will terminate automatically at the time all shares of Common Stock subject to the ESPP have been purchased.

Unfunded ESPP

Neither a Participant nor any other person shall, by reason of the ESPP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of any liability under the ESPP. Neither the Company nor any Subsidiary shall be required to set aside any specific funds, assets or property in anticipation of any liability under the ESPP. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the ESPP, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the ESPP shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

Use of Funds

The proceeds the Company receives from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

Withholding Taxes

Upon the exercise of any Purchase Right under the ESPP, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to the exercise of a Purchase Right or any other applicable time, the Participant’s Employer shall withhold the minimum legally required applicable federal, state and local taxes from a Participant’s Compensation or shall require the Participant to remit to the Employer amounts sufficient to satisfy all such federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

No Right of Continued Employment

Neither the ESPP nor any Purchase Right shall confer upon a Participant the right to continue in the employment of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate the employment of such Participant at any time for any reason.

Dispositions of Stock

A Participant who acquires shares of Common Stock pursuant to the exercise of Purchase Rights under this ESPP shall notify the Committee, in writing, if he or she sells, transfers, or otherwise disposes of such shares of Common Stock before the later of (i) one year after the Purchase Date on which the Participant acquired such shares or (ii) two years after the Offer Date on which the related Purchase Right was granted.

Notices

Every direction, revocation or notice authorized or required by the ESPP shall be deemed delivered to the Company on the date it is received by the Company at its principal executive offices and shall be deemed delivered to an Eligible Employee on the date he or she receives it.

Applicable Law

To the extent not inconsistent with Section 423 of the Code and any Treasury Regulations thereunder, all questions pertaining to the validity, construction and administration of the ESPP and any Purchase Rights granted hereunder shall be determined in conformity with the laws of Bermuda, without regard to the conflict of laws provisions of any jurisdiction, to the extent not preempted by U.S. federal law.

Other Restrictions on Purchase Rights and Shares

Unless otherwise provided for in the ESPP, no Purchase Rights may be granted or exercised under the ESPP for a Participation Period unless the shares of Common Stock to be purchased under such Purchase Rights are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, as of the first day of such Participation Period. The Company may impose such restrictions on any Purchase Rights and shares of Common Stock acquired upon exercise of Purchase Rights as it may deem advisable. The

Company shall not be obligated to grant any Purchase Rights or issue, deliver or transfer shares of Common Stock under the ESPP or make any other distribution of benefits under the ESPP, or take any other action, unless such grant, delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, the federal securities laws, or any blue sky or state securities laws).

YOUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMERICAN SAFETY INSURANCE HOLDINGS, LTD EMPLOYEE STOCK PURCHASE PLAN.

AMEND THE BYE-LAWS OF THE COMPANY

(Proposal 4)

Subject to shareholder approval, the Board of Directors adopted a resolution to amend certain sections of the Company’s Bye-Laws.

The Board of Directors deems it to be in the best interest of the shareholders to amend its Bye-Laws to allow the issuance of uncertificated shares. It is proposed that at the Annual General Meeting, the shareholders adopt the amendments to certain sections of the Bye-Laws of the Company as follows:

Bye-Law 9.(4) under ‘Share Certificates’ which currently reads as follows:

(4)     Every Person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all shares of any one class or several certificates each for one or more of the shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

shall be deleted in its entirety and the following Bye-Law 9.(4) shall be inserted in lieu thereof:

(4)     Every Person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, upon request and without payment, to receive one certificate for all shares of any one class or several certificates each for one or more of the shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

Bye-Law 9.(6) under ‘Share Certificates’ which currently reads as follows:

(6)     Notwithstanding any provision in these Bye-laws to the contrary, a Person may by Notice to the Company elect that no certificate be issued in respect of shares registered or to be registered in his name and on receipt of such election the Company shall not be required to issue a certificate for such shares or may cancel an existing certificate without issuing another certificate in lieu thereof.

shall be deleted in its entirety and the following Bye-Law 9.(6) shall be inserted in lieu thereof:

(6)          Certificates for the shares of the capital stock of the company shall be issued only to the extent requested by a Member, as may be required by applicable law or as otherwise authorized by the Secretary or an Assistant Secretary, and if so issued shall be in such form as is consistent with the Memorandum of Association, Bye-Laws or applicable law. Unless so requested, required or authorized, shares of the capital stock of the company will be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares so issued shall be transferable on the books of the company by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4 ADOPTING THE AMENDMENTS TO THE BYE-LAWS.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board of Directors of the Company had four meetings and acted by unanimous written consentonce during 2007. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served during 2007.

Independence

The New York Stock Exchange (“NYSE”) listing standards require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has determined that each current director and each nominee for election, with the exception of Mr. Crim (who is currently employed by the Company), qualifies as an independent director. In determining each director’s independence, the Board of Directors did consider that Messrs. Brueggen, Mueller and Birdwell are directors of American Safety Risk Retention Group, Inc. This entity is consolidated with the Company for accounting purposes but, for purposes of independence analysis, is considered an affiliate of the Company rather than a subsidiary of the Company. The Board of Directors has determined that this relationship does not prevent these directors from being considered independent.

Committees of the Board of Directors

The Board of Directors has established four standing committees: the audit committee, the compensation committee, the finance committee and the nominating and corporate governance committee.

The audit committee is composed of independent directors in accordance with the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The audit committee reviews the scope of the Company’s audit, recommends to the shareholders the engagement of the independent registered public accounting firm, and reviews such firm’s reports. The audit committee operates pursuant to a written charter, a copy of which is available on our website, www.amsafety.com in the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the audit committee are Messrs. Brueggen (chairman), Groot and Weaver. The Board of Directors has determined that each member of the audit committee is financially literate. The Board of Directors has determined that Mr. Brueggenis qualified as an “audit committee financial expert” within the meaning of the SEC regulations, and that he, therefore, meets the requirement under the NYSE listing standards that at least one member of the audit committee have accounting or related financial management expertise. The Company’s independent registered public accounting firm reports directly to the audit committee, which controls their engagement. The audit committee pre-approves the provision of all audit and non-audit related services by the Company’s independent registered public accounting firm and meets with management and the accounting firm at each audit committee meeting in separate executive sessions, if deemed necessary, to review the Company’s financial statements and significant findings based on the auditor’s review processes. The audit committee has also established a procedure for the confidential and anonymous reporting of concerns regarding questionable accounting or auditing matters. The audit committee held seven meetings during 2007. The audit committee is responsible for reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof, reviewing the annual independent audit of the Company's financial statements, reviewing the Company's systems of internal accounting and financial controls and reviewing and monitoring the internal audit process and internal audit results.

The compensation committee is comprised of independent directors and recommends to the Board of Directors matters regarding executive compensation and stock options. The compensation committee operates pursuant to a written charter, a copy of which is available on our website, www.amsafety.com in the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the compensation committee are Messrs. Geneen (chairman), Groot and Lackner. The compensation committee held four meetings during 2007.

The finance committee is comprised of independent directors and is responsible for recommending portfolio allocations to the Board of Directors, approving the Company’s guidelines that provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding the financial affairs of the Company. The current members of the finance committee are Messrs. Birdwell, Lackner (chairman) and Weaver. The finance committee held four meetings during 2007.

The nominating and corporate governance committee is comprised of independent directors. The committee has as its purposes identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors candidates for election or reelection as directors; monitoring and recommending corporate governance and other Board of Directors practices; and overseeing performance reviews of the Board of Directors, its committees and the individual members of the Board of Directors. The committee operates pursuant to a written charter, which is available on our website, www.amsafety.comin the “Committee Charting” subsection, under “Corporate Overview” in the “Investor Relations” section. The current members of the nominating and corporate governance committee are Messrs. Birdwell (chairman), Geneen and Mueller. The nominating and corporate governance committee held four meetings in 2007.

Shareholders may obtain a printed copy without charge of any of the committee charters referenced above upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11, Bermuda.

Executive Sessions

The independent directors meet in executive sessions, at which only independent directors are present, at each meeting of the Board of Directorsand as needed. Mr. Brueggen presides over the executive sessions of the Board of Directors.

Board of Directors Attendance at Annual General Meeting

It is the policy of the Company and the Board of Directors that all directors attend the Annual General Meeting and be available for questions from shareholders, except in the case of unavoidable conflicts. All of the Company’s directors attended the 2007 Annual General Meeting of Shareholders.

Shareholder Communications to the Board of Directors

Shareholders and other parties interested in communicating directly with the Company’s Board of Directors or any individual director may contact them by writing c/o the Secretary of the Company, 31 Queen Street, Hamilton HM 11, Bermuda. The Secretary will receive the correspondence and forward it to the director to whom it is addressed. The Secretary will not forward any correspondence that is unduly hostile, threatening, illegal, not reasonably related to the Company or its business or similarly inappropriate.

Consideration of Director Nominees

The nominating and corporate governance committee has been delegated the task of seeking qualified candidates for directors and evaluating and recommending for subsequent ratification by the Board of Directors for nomination candidates for election or reelection as directors.

With respect to the committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. The committee evaluates each candidate for nomination to election to the Board of Directors based on certain minimum requisite qualifications set forth by the Board of Directors. Some factors that the committee generally views as relevant and is likely to consider in its evaluation of candidates include, but are not limited to:

•	Career experience, particularly experience germane to the Company’s business;

•	Personal and professional ethics;

•	Expertise that may serve the Company and complement the expertise of other Board of Directors members;

•	Ability to devote significant time and effort to Board of Directors and Board of Directors committee responsibilities;

•	Whether the candidate is independent; and

•	Whether a candidate is financially literate or an “audit committee financial expert” (as defined by the SEC).

The committee does not assign a particular weight to these individual factors. Rather, the committee looks for a mix of factors, when considered in combination with the expertise and credentials of the other candidates and the existing Board of Directors that will provide shareholders with an experienced and diverse Board of Directors.

With respect to the identification of nominee candidates, the committee does not have a formalized process. Instead, its members and the senior management of the Company generally recommend candidates of whom they are aware personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process, but may do so in the future.

The nominating and corporate governance committee welcomes recommendations from shareholders. The nominating and corporate governance committee evaluates a candidate for director recommended by a shareholder in the same manner that the committee evaluates a candidate recommended by other means. In order to make a recommendation, the nominating and corporate governance committee asks that a shareholder send the nominating and corporate governance committee:

•	A resume for the candidate, detailing the candidate’s work experience and credentials;

•

A written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) is, or is not, “independent” as that term is defined in the charter of the nominating and corporate governance committee, and (4) has no plans to change or influence the control of the Company;

•

The name of the recommending shareholder as it appears in the Company’s books, the number of shares that are owned by that shareholder and written confirmation that the shareholder consents to the disclosure of his or her name. (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	Personal and professional references, including contact information; and

•

Any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

This information should be sent to the nominating and corporate governance committee, c/o Secretary, American Safety Insurance Holdings, Ltd., 31 Queen Street, Hamilton HM 11, Bermuda, who will forward the information to the chairman of the committee. In order to be considered at the 2009 Annual General Meeting of Shareholders, the Secretary must receive this information by January 23, 2009.

In addition to the procedures described above for recommending prospective nominees, shareholders may directly nominate directors for consideration at the Annual General Meeting of Shareholders.

Director Compensation

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Cody W. Birdwell	18,731	29,995	48,726

David V. Brueggen	30,058	29,995	60,053

Lawrence I. Geneen	18,338	29,995	48,333

Steven L. Groot	19,521	29,995	49,516

Frank D. Lackner	45,816	29,995	75,811

Thomas W. Mueller	40,280	29,995	70,275

William A. Robbie (3)	34,798	29,995	64,793

Jerome D. Weaver	34,497	29,995	64,498

(1) These amounts represent all fees earned for service as a director during 2007. The non-employee directors received the following compensation for their services as a director. The directors’ compensation is subject to change from time to time.

•

Annual Retainer Fee – Each non-employee director is paid in the form of common shares of the Company having a fair market value of $30,000 (or a pro rata portion thereof for less than a full year’s service) on the date of issuance.

•

Retainer Fees for Committee Chairs – The annual cash retainer for (i) the Chairman of the Board is $10,000; (ii) the Audit Committee Chairman is $10,000; and (iii) the Chairman of any committee, other than the Audit Committee, is $5,000.

•

Meeting Fees – Each non-employee director receives a meeting fee of $1,000 per day for which a meeting(s) is attended in person and a meeting fee of $500 per day in which a meeting(s) is attended by telephone.

•

Travel Compensation – Each non-employee director receives travel compensation of $1,000 for their travel time to any meeting requested by the Company in which they are present in person. Travel Compensation is not paid for attendance at a meeting not requiring travel.

•

Expense Reimbursement – The directors are reimbursed for their expenses incurred in connection with travel to any Board and/or Committee meeting, including airfare, lodging and meals and incidentals. Directors are also reimbursed for fees and costs associated with board education or professional development.

(2) “Stock Awards” dollar amount is calculated by using fair market value of the awards on June 19, 2006. The aggregate number of common shares issued was 14,776.

(3) Mr. Robbie resigned from the Board of Directors effective January 19, 2008.

Code of Business Conduct and Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics in accordance with rules of the SEC and the New York Stock Exchange listing standards applicable to all directors, officers and employees, including the principal executive officers, principal financial officers, principal and senior accounting officers or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. The Company’s Code of Business Conduct and Ethics is available on our website, www.amsafety.com in the “Governance Documents” subsection, under “Corporate Overview” in the “Investor Relations” section. Shareholders may request a printed copy of the Code of Business Conduct and Ethics upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11 Bermuda.

Corporate Governance Guidelines

The Company is committed to having sound corporate governance practices, and the Board of Directors has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company. The Board of Directors reviews these guidelines periodically and monitors developments in the area of corporate governance. Corporate Governance Guidelines are available on our website, www.amsafety.com in the “Governance Documents” subsection, under “Corporate Overview” in the “Investor Relations” section. Shareholders may request a printed copy without charge upon written request to the Secretary of the Company, 31 Queen Street, Hamilton HM 11 Bermuda.

Executive Officers

The following summarizes the business experience over the last five years of the Company’s executive officers, other than Mr. Crim, whose business experience is described above under DIRECTORS.

Randolph L. Hutto, age 59, has served as General Counsel and Secretary of the Company since September 2006. Prior to joining the Company, Mr. Hutto served as Executive Vice President, General Counsel and Secretary of NDC Health Corporation, a New York Stock Exchange-listed health care claims processing and information management company, from April 2004 to January 2006, and as Executive Vice President and Chief Financial Officer from November 2000 to April 2004.

Joseph D. Scollo, Jr., age 43,has served as Executive Vice President and Chief Operating Officer of the Company since January 2006. Mr. Scollo served as Executive Vice President of the Company since January 2003 and as Senior Vice President - Operations from 1998. Previously, Mr. Scollo served as Senior Vice President - Operations of United Coastal Insurance Company, New Britain, Connecticut from 1989 until 1998. Mr. Scollo has over 18 years of experience in the insurance industry. Mr. Scollo holds a certified public accountant certificate.

William C. Tepe, age 50, has served as Chief Financial Officer of the Company since November 2005. Mr. Tepe has over 25 years of experience in accounting, financial reporting, financial planning and corporate development. Prior to joining the Company, Mr. Tepe was the Chief Financial Officer and Global Controller for GAB Robins Inc., an international insurance claims management and adjusting company from 2000 until 2005. Mr. Tepe also has been employed in senior financial reporting and accounting positions within major property and casualty insurance companies such as W. R. Berkley Corp. and USF&G Corporation. Mr. Tepe is a certified public accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee. As described above under Committees of the Board of Directors, we have a compensation committee of the Board of Directors (the “Committee”) that consists of Messrs. Geneen (Chairman), Groot and Lackner. The Committee operates pursuant to a written charter, which is available on our website, www.amsafety.com. The charter is reviewed annually by the Committee. The Board of Directors has determined that the members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the standards set forth by the New York Stock Exchange). In addition, no Committee member is a current or former employee of the Company or any of its subsidiaries. Generally, the Committee is responsible for recommending to the Board of Directors matters regarding executive compensation. The Committee generally meets quarterly, and on an as-needed basis.

General Philosophy. We compensate our senior management through a combination of base salary, bonus and equity compensation that we design to be competitive with comparable employers and to align our management’s incentives with the long-term interests of our shareholders. The purpose of our compensation program generally is to develop and implement a fair, consistent and competitive program, which will attract, motivate and retain highly qualified talent. The Committee views the compensation program as a management tool that, through the setting of goals and objectives, encourages management to achieve or exceed the Company’s business objectives. In making compensation decisions, we establish target overall cash compensation and then allocate that compensation among base salary and bonus. We then determine what level, if any, of equity compensation is appropriate. At the senior management level, we design incentive compensation to reward company-wide performance by tying awards to the achievement of goals and objectives which relate to (i) our performance in such areas as growth and return on equity, (ii) individual performance and (iii) business unit performance, as discussed below under 2007 Bonus Plan, Annual Cash Bonus andEquity Compensation. The compensation for each of our named executive officers (“NEOs”) consists of a base salary, an annual bonus, stock options, health insurance and other benefits and perquisites.

Committee Process. The Committee designs, evaluates and approves our executive compensation plans, policies and programs. The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of our NEOs and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. In addition, the Committee reviews and approves compensation levels and compensation awards for our other NEOs recommended by the Chief Executive Officer, who reviews individual and corporate performance for the other NEOs and makes recommendations to the Committee. These recommendations are generally approved. In all cases, however, the Committee is an active participant in establishing the goals for bonuses.

The Committee also administers our equity-based compensation plan, although it has delegated to our Chief Executive Officer the authority to make limited awards to newly-hired executives and other key employees as necessary or appropriate to attract and retain highly qualified individuals to the Company. The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities, and it is common for all of our non-employee directors to attend Committee meetings. The Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Targeted Overall Compensation for 2007. Our NEOs received a combination of base salary, cash bonus and stock options as part of their overall compensation. Base salaries are intended to be competitive with base salaries paid by comparable insurance companies. Cash bonus and stock option grants are intended to incentivize NEOs and are structured to align the interests of the NEOs with the success of the Company. With respect to Stephen R. Crim, our President and Chief Executive Officer, we considered Mr. Crim’s responsibilities and his contributions to the Company’s operating results during his tenure in establishing his targeted overall compensation for 2007. Although we do take into consideration compensation levels at similar or peer companies, we did not perform a formal survey of those levels nor did we retain a compensation consultant to advise us with respect to compensation levels for 2007. Given our size and what we consider modest levels of compensation, we did not believe that the benefits of these processes justify the cost. Rather we subjectively assessed the appropriate areas of compensation levels. The Chief Executive Officer reviewed the other NEO’s performance and made compensation recommendations to the Committee, which were reviewed by the Committee in light of the overall compensation. The Committee followed a similar process to the process used for Mr. Crim when reviewing and approving the targeted compensation for our other NEOs, Joseph D. Scollo, Jr., our Executive Vice President and Chief Operating Officer, William C. Tepe, our Chief Financial Officer, Randolph Hutto, our General Counsel and Secretary, and Thomas Callahan, our former Senior Vice President.

Base Salaries. The base salaries for our NEOs during the year ended December 31, 2007, were established by contract in the case of Messrs. Crim, Scollo, Tepe and Hutto and by considering the performance and contribution of each of the other NEOs to the Company and to that officer’s business responsibilities, as applicable. These amounts reflect levels that we concluded were appropriate based on our general experience. Our base salaries are intended to be competitive with base salaries paid by other similar insurance companies to executives with similar qualifications, experience and responsibilities, although we did not follow a formal practice in this regard. The Committee periodically discusses salary recommendations with the Chief Executive Officer with regard to other Company executive officers. These salary recommendations are generally based on an evaluation of the individual’s performance of the position held, the Company’s operating results, and the individual’s contribution to the Company’s operating results.

The compensation of our Chief Executive Officer, Stephen R. Crim, Executive Vice President and Chief Operating Officer, Joseph D. Scollo, Jr., Chief Financial Officer, William C. Tepe, and General Counsel, Randolph L. Hutto, are governed primarily by employment agreements, the material terms of which are more specifically described below under Employment Agreements. These employment agreements provide for a base salary of $420,000 for Mr. Crim, $345,000 for Mr. Scollo, $315,000 for Mr. Tepe and $308,850 for Mr. Hutto effective as of August 1, 2007. Prior to August 1, 2007, the base salaries for Messrs. Crim, Scollo and Tepe were governed under their predecessor contracts under which Mr. Crim received a base salary of $400,000, Mr. Scollo received $325,000. Mr. Tepe’s predecessor employment agreement provided for a base salary of $300,000 in each of 2006 and 2007. It also provided that he would be eligible for a merit increase at each annual performance evaluation, beginning April 1, 2007. Mr. Hutto’s base salary prior to August 1, 2007 was based on consideration of performance, contribution to the Company and business responsibilities. Each NEO was eligible for merit raises based on a review of each individual’s performance as of April 1, 2007 under which, Messrs. Crim, Scollo, Tepe and Hutto received $20,000, $20,000, $15,000 and $8,850, as the respective merit increases. The previous base salaries plus the merit increase set the basis for the base salaries detailed in each of the employment agreements entered into on August 1, 2007. Compensation, including base salary and bonus opportunity, for Mr. Callahan was based on a determination by the Chief Executive Officer, discussed with and approved by the Committee. 2007 base salary for Mr. Callahan was $255,625.

2007 Bonus Plan. In addition to base salary, for 2007 each NEO was eligible for an annual cash bonus and stock options, as discussed below, under the Company’s 2007 Bonus Plan (the “Bonus Plan”). Pursuant to the Bonus Plan, participants are separated into 4 groups and the eligible bonus range target and maximum are determined by group. All Company employees are eligible for cash bonuses. All NEOs are within Group 1 (Crim, Scollo, Tepe) or Group 2 (Hutto and Callahan). The Bonus Plan is administered by our Human Resources Department, with input from the Chief Executive Officer and the Committee. The Bonus Plan is established each year and bonus awards under the Bonus Plan are based on the achievement of goals and objectives established by the Committee which relate to (i) the Company’s performance in such areas as return on equity, premium growth and combined ratio (ii) individual performance and, where relevant, (iii) business unit performance. The Bonus Plan is intended to structure compensation so that the bonus represents a greater percentage of overall compensation for those executives with the greatest responsibility for the Company’s success. As a result, as management responsibility increases, the bonus potential increases and goals and objectives are more heavily weighted toward overall Company performance. The goals and objectives were established by the Committee in January 2007 and consisted primarily of targets for profitability, return on equity, strategic planning and operational efficiency. The Committee established goals and objectives for 2008 in January 2008. These goals and objectives for 2008 are similar to those established for 2007, with components for return on equity, premium growth and realization of certain operational efficiencies and are more specifically described below under 2008 Long Term Incentive Plan.

Annual Cash Bonus. In accordance with the 2007 Bonus Plan, each of our NEOs are eligible to receive an annual cash bonus, in an amount to be determined by the Board of Directors. For the year ended December 31, 2007, Messrs. Crim, Scollo, Tepe, Hutto and Callahan earned cash bonuses in the amount of $140,000, $120,000, $105,000, $65,631 and $56,328, respectively. For Messrs. Crim, Scollo and Tepe, these amounts were based 100% on the achievement of the specified corporate performance goals pursuant to the Bonus Plan. The target bonus for each of Mr. Crim, Scollo and Tepe was 34% of their respective 2007 salaries, subject to increase or decrease in the discretion of the Compensation Committee. The performance goals for 2007 were achieved at a 75% level. Messrs. Crim, Scollo, and Tepe’s respective bonuses were determined by applying 75% to the target bonus to which the Committee then exercised its discretion to increase above the 75% level so that in each case the bonus paid approximated the target bonus. Mr. Hutto’s target bonus was 25% of his salary, based 50% upon achievement of the corporate performance goals and 50% upon achievement of specified personal goals. He achieved 100% of his personal goals, resulting in 50% of the target bonus, and the corporate performance goals were achieved at the 75% level, resulting in his bonus being computed at 87.5% of target. Mr. Callahan’s bonus target was 25% of his salary, based 50% on corporate performance goals, 25% on his business unit goals and 25% on his personal goals. As Mr. Callahan achieved 100% of both his unit and personal goals, his bonus was computed at 87.5% of target.

Equity Compensation. The Committee believes strongly that equity-based awards are an integral part of total compensation for employees with significant responsibility for our long-term results. Incentive stock options and nonqualified stock options that are tied to corporate performance provide an effective means of delivering incentive compensation, encourage stock ownership on the part of management and align the interests of management with the interests of the shareholders. As part of our 2007 compensation program, each NEO was eligible for a stock option bonus pursuant to the Company’s 2007 Incentive Stock Plan (the “2007 Plan”).

The 2007 Plan was approved by our shareholders in June 2007. The 2007 Plan is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through stock ownership and is the successor plan to the 1998 Incentive Stock Option Plan (the “1998 Plan”). The 2007 Plan defines the incentive arrangements for eligible participants and authorizes the granting of incentive stock options, nonqualified options, restricted stock awards and other forms of equity compensation, which may be made subject to the discretion of the Committee and, for annual awards, are generally made in conjunction with the achievement of the goals and objectives detailed in the Bonus Plan as discussed above. The Committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the 2007 Plan. In accordance with the terms of the 2007 Plan, the option price per share will not be less than the fair market value of the common shares on the date of grant, the term of any options granted may be no longer than ten years and there may or may not be a vesting period before any recipient may exercise any of those options. The rights of recipients receiving these stock options generally vest equally over three years, beginning with the first anniversary date of grant. However, in some instances, particularly with initial option grants to new key employees, the options vest 100% on the fifth anniversary of the grant date. Generally, the vesting of options issued under either the 1998 Plan or the 2007 Plan is accelerated in the event of a change in control of the Company. All options expire ten years from the date of grant, unless sooner exercised.

With the exception of significant promotions and new hires, we generally make these types of awards at a meeting of the Committee each year following the availability of the financial results for the prior year and prior to March 15. This timing was selected because it enables us to consider the Company’s prior year performance, the performance of the potential recipients and our expectations for future years. The Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. The option grants discussed below were made by the Committee in March 2008 pursuant to the 2007 Plan and based on each NEO’s performance for the year ended December 31, 2007. Much like the cash bonus portion of the 2007 Plan, the 2007 Plan provides for options to be granted based on the attainment of the Company’s performance goals and, in some cases, in combination with achievement of individual goals and objectives. Messrs. Crim, Scollo and Tepe’s option grants were determined by applying the 75% Company performance level to the target grant level, resulting in option grants of 10,000, 7,500 and 7,500 shares, respectively. Mr. Hutto’s grant was based on the 75% achievement of the Company’s performance goals and 100% achievement of his personal goals, or 87.5% of target, resulting in an option grant of 5,000 shares.

Pursuant to their employment agreements, each of Messrs. Crim, Scollo, Tepe and Hutto is eligible to participate in all Company equity plans. During 2007, Mr. Crim, Mr. Scollo, Mr. Tepe and Mr. Hutto were granted options valued at $106,600, $79,950, $79,950 and $21,320, respectively under the 1998 Plan. These grants were based on each NEO’s performance in 2006 and were discretionary in nature. The options were granted on March 15, 2007 at an exercise price of $19.05 per share and vest ratably over three years. Mr. Callahan did not receive any option grants during 2007.

2008 Long-Term Incentive Plan. In 2007, the Compensation Committee retained the Lockton Benefits Group to review the Company’s compensation programs. Based on the results of this review, the Compensation Committee adopted the 2008 Long-Term Incentive Plan. Commencing with calendar 2008, the Compensation Committee has implemented this comprehensive, long-term incentive compensation program. The goal of our comprehensive compensation program is to fairly compensate our executives in a manner to be competitive with comparable employers and to align our executives’ incentives with the short term operational and financial success of the Company and the long-term interests of our stockholders. Our compensation programs will support management’s goal of hiring, retaining and rewarding qualified executives who embrace the Company’s mission of providing innovative insurance solutions for specialty risks in underserved markets and who are committed to providing continuing value to our stockholders. All of our compensation programs are strategy-focused, competitive and, where appropriate, may include supplemental and perquisite programs.

Going forward, our executive compensation programs will be benchmarked to an industry-specific peer group and, where appropriate, to standardized insurance industry survey data. Compensation comparability will be determined using, among other organizational criteria, financial performance, organizational structure, number of employees, market capitalization and service offerings. Generally base compensation will be established at a level competitive with our defined peer group but in no event less than the 50th percentile of peer data. Total direct compensation will be targeted at the 75th percentile when targeted short and long term performance goals are achieved. Executives will be eligible for annual performance-based salary adjustments if they achieve pre-established performance goals and objectives.

Our management incentive plans are designed to be self-funding and provide participant target incentive awards that increase or decrease based on individual and company performance results. Incentive compensation will become a larger portion of an executive’s total direct compensation as he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

Where appropriate, executives will be selected to participate in the Company’s supplemental or perquisite programs, depending upon comparable data, retention value of the executive and cost to the Company.

The 2008 Long-Term Incentive Plan is designed to compensate and retain those executives and key employees that contribute most to driving revenue and profitability. This philosophy represents a modification to prior year plans, which were more focused on title than revenue/profitability. Under the 2008 structure, the following groups will be eligible for stock awards or stock options in addition to a cash bonus:

Group 1 - Corporate executives, including Messrs. Crim, Scollo, Tepe and Hutto, with primary responsibility for overall corporate performance;

Group 2 - Operations executives with primary responsibility for performance of the Company’s operating companies (U.S. and Bermuda) and employees with primary responsibility for key product lines results.

Group 1 will be eligible to receive performance based stock options tied directly to achieving established long term growth and profitability targets. Both groups will be eligible to receive restricted stock grants and annual performance-based cash bonus awards. Restricted stock awards are designed as an aid in retention of personnel and are not directly tied to performance. Restricted stock will vest 25% on each of the first and second anniversaries of the award, with the final 50% vesting on the third anniversary of the award. The stock options will vest on the third anniversary of the grant date, with the number of options that vest based on the three year results as compared to pre-established targets.

The long-term incentive payouts to be received by NEOs if they meet established targets, include the following (expressed as a value % of the participant’s base salary):

GROUP	CASH BONUS	PERFORMANCE STOCK OPTIONS	RESTRICTED STOCK
1	40%	25%	15%
2	25%	N/A	10%

The Compensation Committee reserves the right to modify the bonus payout terms of the plan for select individuals deemed to contribute most to the Company’s financial performance. Select NEOs, such as the Chief Executive Officer and the Chief Operations Officer, will be eligible for increased stock option grants based on the Company’s long term financial performance. Any modifications to the bonus payouts as described above will be at the sole discretion of the Compensation Committee based upon recommendations made by the CEO and based on the individual’s contributions to the Company’s financial performance.

The performance stock options are designed to reward long term performance and will be based on achieving corporate growth and profitability targets over a three-year period as established by the Compensation Committee. Gross written premium will be the measure used for the growth target, with a 30% weighting, and return on equity will be the measure for profitability, with a 70% weighting. The weightings were established in alignment with the Company’s philosophy to focus on underwriting discipline and profitability.

The cash bonus portion of the plan is designed to reward short term performance, and will be distributed based on a combination of achieving annual financial targets and established qualitative goals. The same weighting of 30%/70% (gross written premium/return on equity) for growth verses profitability will be used as respects financial targets, but a portion of the bonus will be based upon achievement of other individual qualitative goals established annually. Below is a table that describes the weightings for the annual cash bonuses:

PARTICIPANT GROUP	CORPORATE FINANCIAL GOALS	GROUP FINANCIAL GOALS	INDIVIDUAL GOALS
1	80%	N/A	20%
2	30%	50%	20%

To reward participants for achieving optimal results, leverage ratios will apply to performance bonus amounts for exceeding or missing financial targets. Thus, the leverage ratio will be multiplied across each target level equally to increase or decrease received bonus based upon the achievement of the financial target. The following leverage ratios will apply to both the cash bonus and stock option portions under the plan:

% ACHIEVED OF TARGET	LEVERAGE RATIO
120%	150%
110%	120%
100%	100%
90%	50%

The following table provides an overview of the total incentive compensation under the 2008 plan, consisting of cash bonus, performance stock options and restricted stock awards, that participants may receive depending on the level of achievement of established targets. For example, if 100% of the target is reached for the three year period, Group 1 would receive a cash bonus of 40% of salary, stock options equal to 25% of salary, and a restricted stock award equal to 15% of salary, for total incentive compensation under the 2008 plan for that year of 80% of salary:

GROUP	BONUS AT 90% OF TARGET	TARGET BONUS	BONUS AT 110% OF TARGET	BONUS AT 120% OF TARGET
1	47.5%	80%	93%	112.5%
2	22.5%	35%	40%	47.5%

 Note that the information in the table above represents the total incentive compensation, including cash, restricted stock and stock options, and are expressed as a percentage of the participant’s base salary.

  In the event our financial statements are restated, the awards will be adjusted to reflect those that have been earned under the restated financial statements.

Severance Benefits. We believe that companies should provide reasonable severance benefits to certain of their employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They should also disentangle the Company from the former employee as soon as possible. We do not have a general severance plan in place but, for certain of our NEOs, severance benefits are detailed in their respective employment agreements, as detailed in the section entitled “Potential Payments Upon Termination or Change-In-Control.”

Retirement Plans The Company offers its employees a “safe harbor 401(k) plan” (the “401(k) Plan”). All employees are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may elect to defer up to 92% of their compensation each year in lieu of receiving such amount in cash. However, a participant’s total deferral each year is subject to dollar limitations that are set by law. For 2007 the limit was $15,000. This limit may be increased after 2007 for cost of living changes. In addition, participants over age 50 may elect to defer additional amounts, referred to as catch-up contributions, of up to $5,000 in 2007. In order to maintain the safe harbor status of the 401(k) Plan, the Company contributes the total amount of each participant’s salary deferrals each Plan Year and makes a safe harbor matching contribution equal to 100% of the participant’s salary deferrals that do not exceed 3% of the participant’s compensation and 50% of the amount between 3% and 5% of the compensation. A participant is always 100% vested in amounts attributable to his or her salary deferrals. Matching contributions vest 20% per year of service beginning with the second year of service with the Company.

Change in Control. The Company has no change in control program in place, however, each of the 1998 Plan and the 2007 Plan provides for the immediate vesting of all options in the event of a change in control of the Company. None of the current employment agreements with senior executives provide for any separate benefits in connection with a change in control, although severance benefits are enhanced in the event of a termination after or in connection with a change-in-control, as discussed in the section entitled “Potential Payments Upon Termination or Change In Control.”

                 Perquisites and Other Benefits. The Committee annually reviews the perquisites that senior management receives. The primary perquisites for senior management are the payment of a monthly car allowance and the payment of annual insurance premiums. The Committee believes that these perquisites are modest and appropriate.

Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

The value of perquisites and other benefits received by our NEOs for 2007 are shown in the Summary Compensation Table under the heading of “All Other Compensation.”

Stock Ownership Guidelines. The Company does not have established stock ownership guidelines for any of its officers. The Company believes that its 2007 Plan awards sufficiently align the interests of its officers with those of its shareholders.

Employment Agreements. Stephen R. Crim was employed by the Company as its Chief Executive Officer pursuant to an employment agreement dated March 21, 2005, the term of which commenced on January 1, 2005. That contract was set to expire on December 31, 2007. Effective August 1, 2007, Mr. Crim executed a new employment agreement approved by the Committee (the “Crim Agreement”) and superseding the March 21, 2005 agreement. The Crim Agreement provides for an initial term of three years, with automatic one year extensions unless either party gives notice of non-renewal at least 120 days prior to the expiration of the initial or then current renewal term. The Crim Agreement provides for a base salary for Mr. Crim in 2007 of $420,000, which may be increased pursuant to a merit increase at each annual performance evaluation. In addition Mr. Crim is eligible to receive an annual cash bonus, in an amount to be determined by the Board of Directors, in accordance with and pursuant to the Company’s Bonus Plan. Mr. Crim is also eligible to participate in all Company stock option plans. The Crim Agreement provides for a monthly automobile allowance of $1,000 and up to $25,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Crim’s life. The Crim Agreement further provides that Mr. Crim will be entitled to the same perquisites and fringe benefits on a basis no less favorable than any other senior executive of the Company.

Joseph D. Scollo, Jr. is employed by the Company as its Executive Vice President and Chief Operating Officer pursuant to an employment agreement dated March 21, 2005, as subsequently amended on January 1, 2006 and January 1, 2007. The term of Mr. Scollo’s employment agreement commenced on January 1, 2005 and was to continue through December 31, 2007, unless sooner terminated as provided by the employment agreement. Effective August 1, 2007, Mr. Scollo entered into a new employment agreement approved by the Committee (the “Scollo Agreement”) superseding the March 21, 2005 agreement. With the exception of salary and perquisite levels, the Scollo Agreement is identical to the Crim Agreement. It provides for a 2007 base salary for Mr. Scollo of $345,000, which may be increased pursuant to a merit increase at each annual performance evaluation. The Scollo Agreement provides for a monthly automobile allowance of $750 and up to $20,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Scollo’s life.

William C. Tepe was employed by the Company as its Chief Financial Officer pursuant to an employment agreement dated November 14, 2005. The term of Mr. Tepe’s employment agreement commenced on November 14, 2005 and was to continue through December 31, 2007, unless sooner terminated as provided by the employment agreement. Effective August 1, 2007, Mr. Tepe entered into a new employment agreement approved by the Committee (the “Tepe Agreement”) superseding the November 14, 2005 agreement. With the exception of salary and perquisite levels, the Tepe Agreement is identical to the Crim Agreement. The Tepe Agreement provides for a 2007 base salary of $315,000 per year, which may be increased pursuant to a merit increase at each annual performance evaluation. The Tepe Agreement provides for a monthly automobile allowance of $700 and up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Tepe’s life.

Randolph L. Hutto was employed by the Company as its Secretary and General Counsel in October 2006. Effective August 1, 2007, Mr. Hutto entered into an employment agreement approved by the Committee (the “Hutto Agreement”). With the exception of salary and perquisite levels, the Hutto Agreement is identical to the Crim Agreement. The Hutto Agreement provides for a 2007 base salary of $308,850 per year, which may be increased pursuant to a merit increase at each annual performance evaluation. The Hutto Agreement provides for the reimbursement of up to $6,500 of country club dues and up to $15,000 per year in reimbursement of the premium cost of a universal life insurance policy or other mutually agreeable similar instrument on Mr. Hutto’s life.

Each of the respective employment agreements provide for certain termination provisions for Messrs. Crim, Scollo, Tepe and Hutto, which are further discussed in the section entitled “Potential Payments Upon Termination or Change In Control.”

Executive Compensation

The following table sets forth information regarding the annual compensation paid to the Chief Executive Officer, Chief Financial Officer and the three other executive officers of the Company who received a combined salary and bonus in excess of $100,000 (the “Named Executive Officers”) for services rendered to the Company during the years ended December 31, 2006 and 2007:

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($) (1)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g) (2)	(h)	(i) (3)	(j)
Stephen R. Crim	2007	408,233			106,600	140,000		46,825	701,658
CEO/President	2006	380,000		-	91,000	150,000	-	41,742	662,742
Joseph D. Scollo, Jr.	2007	345,000		-	79,950	120,000		38,394	583,344
COO/Exec. VP	2006	325,000		-	68,250	130,000	-	33,277	556,527
William C. Tepe	2007	311,250		-	79,950	105,000		17,400	513,600
CFO	2006	300,000		-	-	120,000	-	17,966	437,966
Randolph Hutto	2007	306,388		-	21,320	65,631		10,191	403,530
Secretary/General Counsel	2006	96,730		-	97,600	33,750	-	-	228,080
Thomas Callahan (4)	2007	255,625				56,328		144,000	455,953
Sr. Vice President	2006	41,666				75,000

(1) “Option Awards” dollar amount is calculated by using the fair market value of the option on the dates of grant as described in Note 13 to the Consolidated Financial Statements in the Company’s Annual Report to Shareholders as of December 31, 2007.

(2) The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned under our 2007 and 2006 bonus plans and were paid in March 2008 and 2007, respectively. For a description of our bonus plan, see our discussion under the “2007 Bonus Plan” and “Annual Cash Bonus.”

(3) “All Other Compensation” includes amounts paid for car allowances for Messrs. Crim, Scollo and Tepe, the Company’s contribution to each individual’s 401(k) plan for Messrs. Crim, Scollo, Tepe and Hutto, amounts expended for annual insurance premiums for Messrs. Crim ($25,000) and Scollo ($20,000), amounts for spouses’ air travel for Messrs. Crim, Scollo, Tepe and Hutto and, in the case of Mr. Callahan, a housing allowance. ($144,000).

(4) Mr. Callahan joined the Company on October 30, 2006 and served as Senior Vice President – Underwriting of the Company’s subsidiary, American Safety Reinsurance, Ltd. until his resignation on April 22, 2008.

For a detailed description of the amounts payable to the NEOs, see our discussions under “Employment Agreements,” “Base Salaries” “2007 Bonus Plan” and “Annual Cash Bonus.”

Grants of Plan-Based Awards

The following table sets forth information with respect to the stock options granted to the NEOs during the year ended December 31, 2007:

		All	All
		Other	Other
		Stock	Option
		Awards:	Awards:
		Number	Number	Exercise
		of	of	or Base
		Shares	Securities	Price of
		of Stock	Underlying	Option
	Grant	or Units	Options	Awards
Name	Date	(#)	(#)	($/Sr)

(a)	(b)	(i)	(j)	(k)
Stephen R. Crim	3/15/2007		10,000	19.05
Joseph D. Scollo, Jr.	3/15/2007		7,500	19.05
William C. Tepe	3/15/2007		7,500	19.05
Randolph Hutto	3/15/2007		2,000	19.05
Thomas Callahan (1)

(1) Mr. Callahan did not receive any option grants during 2007

Outstanding Equity Awards at Year End

The following table sets forth the outstanding option and stock awards held by the NEOs as of December 31, 2007:

	Option Awards

			Equity
			Incentive
			Plan
			Awards:
	Number	Number	Number
	of	of	of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised
	Options	Options	Unearned	Option	Option
	(#)	(#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(#)	Price	Date

(a)	(b)	(c)	(d)	(e)	(f)
Stephen R. Crim	25,000 (1)	-		11.00	2/12/08
CEO/President	35,000 (1)	-		9.50	2/12/09
	23,000 (1)	-		6.00	6/23/10
	20,000 (1)	-		8.85	1/18/12
	12,000 (1)	-		6.75	1/30/13
	-	95,000 (2)		8.57	6/19/13
	18 ,000 (1)	-		13.67	1/21/14
	3,333 (1)	6,667		16.40	3/15/16
		10,000 (1)		19.05	3/15/17
Joseph D. Scollo, Jr.	10,000 (1)	-		11.00	11/30 /08
COO/Exec. VP	10,000 (1)	-		9.50	2/12/09
	7,000 (1)	-		6.00	6/23/10
	12,000 (1)	-		8.85	1/18/12
	11,000 (1)	-		6.75	1/30/13
	-	50,000 (2)		8.57	6/19/13
	12 ,000 (1)	-		13.67	1/21/14
	2,500 (1)	5,000		16.40	3/15/16
		7,500 (1)		19.05	3/15/17
William C. Tepe	-	25,000 (2)		16.18	11/14/15
CFO		7,500 (1)		19.05	3/15/17
Randolph Hutto	-	10,000 (2)		17.80	9/6/16
Sec. /Gen. Counsel		2,000 (1)		19.05	3/15/17
Thomas Callahan		10,000 (2)		19.05	10/30/2016
Sr. Vice President

(1) The options have a three-year vesting schedule, pursuant to which the shares underlying the options shall vest in one-third increments on each of the first three anniversaries from the date of grant.

(2) The options cliff vest on the fifth anniversary from the date of grant.

Options Exercised and Stock Vested

There were no exercises of stock options during the year ended December 31, 2007 by any of the Named Executive Officers.

Pension Benefits

The Company does not have or provide any supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits.

Nonqualified Deferred Compensation

The Company does not have or provide any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change In Control

There are no specified payments accruing to the benefit of Mr. Callahan upon such termination as a result of a contract, agreement, plan or arrangement between Mr. Callahan and the Company. However, pursuant to Mr. Callahan’s offer letter, either party may terminate the employment relationship with 6 months prior written notice, with payment in lieu of notice at the Company’s discretion. Mr. Callahan resigned as of April 22, 2008 in accordance with the terms of his offer letter. Because of their employment agreements, Messrs. Crim, Scollo, Tepe and Hutto are eligible for certain benefits in the event of termination of their employment as more specifically discussed below. The amount of potential payments to such Named Executive Officer is dependent upon the nature of the termination as discussed below. The amounts of potential payments as referenced in the table assume that such triggering event was effective as of December 31, 2007. The actual amounts to be paid out upon termination or change in control can only be determined at the time of such event.

For purposes of this discussion, “Executive” refers to each of Messrs. Crim, Scollo, Tepe and Hutto and:

“Change in Control” means:

(a)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 3d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Company, entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from the Company to the extent that the Company’s board of directors expressly provides in a resolution approving such issuance that such securities shall not be considered in determining whether a Change in Control occurs, (ii) any acquisition by the Company which reduces the number of Outstanding Company Voting Securities and thereby results in any Person having beneficial ownership of more than 35% of the Outstanding Company Voting Securities provided that such Person does not acquire any additional Outstanding Company Voting Securities, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (b) of this Section 6; or

(b)         Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) outstanding Company common stock (or outstanding securities issued by a surviving entity in exchange therefore) constitutes more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination, and (ii) no Person (excluding the Company or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

(c)         The election of a majority of the members of the board of directors of the Company, without the recommendation or approval by a majority of the existing members of the board of directors of Company;

(d)        The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company (other than by a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company); or

(e)         The failure of the Company, directly or indirectly, to own all or substantially all of the voting securities of the Company.

Notwithstanding anything in this definition to the contrary, a restructuring and/or separation of any line of business or business unit from the Company will not of itself constitute a Change in Control;

“Cause” means (i) the continued failure of Executive to perform substantially Executive’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies in detail the manner in which the Board believes that Executive has not substantially performed Executive’s duties, (ii) any act of fraud, misappropriation, embezzlement or similar dishonest or wrongful act by Executive, (iii) Executive’s abuse of alcohol or any substance which materially interferes with Executive’s ability to perform services on behalf of the Company, (iv) Executive’s conviction for, or plea of guilty or nolo contendere to, a felony, (v) Executive’s acceptance of employment with an employer other than the Company or any affiliate or subsidiary of the Company, or (vi) Executive’s conviction for any crime of moral turpitude;

“Good Reason” means (i) a reduction by the Company in Executive’s Base Salary or benefits as in effect on the Effective Date or as the same may be increased from time to time, unless a similar reduction is made in salary or benefits of substantially all senior executives of the Company (or any of its affiliates and any of their respective subsidiaries with respect to which the Company exerts control over compensation policies); (ii) the Company’s requiring Executive, without his consent, to be based at any office or location other than in the greater metropolitan area of the city in which his office is located at the Effective Date; or (iii) the Company’s changing the reporting structure so that Executive no longer reports directly to the Board;

“Poor Performance” means the failure of Executive to meet reasonable and achievable performance expectations (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that termination for Poor Performance will not be effective unless at least 30 days prior to such termination Executive has received written notice from the Board which specifically identifies the manner in which the Board believes that Executive has not met performance expectations and Executive has failed after receipt of such notice to resume the diligent performance of his duties to the satisfaction of the Board.

General Termination

Termination Due to Death, Disability or Retirement:

If any of the Executive’s employment is terminated due to his death, Disability or Retirement, his Employment Agreement will terminate without further obligation to the Executive by the Company other than for the payment of the Accrued Obligations to be paid in a lump sum within 30 days after the date of termination to the Executive or his estate or beneficiary.

Each of the NEOs has entered into a stock option agreement, in which their options cliff vest upon the fifth anniversary from the date of grant (the “Cliff-Vesting Option Agreements”). Pursuant to the Cliff-Vesting Option Agreements, if the employment of any of the NEOs is terminated due to death or disability, all the options which are not vested and exercisable shall become fully vested and exercisable as of such termination date.

Each of the NEOs also has stock option agreements, in which their options vest ratably over a 3 year period (the “3 Year Option Agreements”). Under the 3 Year Option Agreements, the NEOs are only entitled to the options which have vested at the time of termination due to death or disability. However, pursuant to their contracts, as discussed above, certain 3 Year Options held by Messrs. Crim, Scollo, Tepe and Hutto will become fully vested and exercisable upon certain terminations.

Termination for Cause or Voluntary Termination without Good Reason.

In the event the Company terminates an Executive’s employment for cause or any of the Executives voluntarily terminates his employment, such Executive’s Employment Agreement will terminate without further obligation to the Executive by the Company other than for the payment of the Accrued Obligations to be paid in a lump sum within 30 days after the date of termination.

Termination Prior to or More than 24 Months after Change in Control.

Termination by Company other than for Poor Performance, Cause or Disability; or Termination by Executive for Good Reason:

If the Company terminates any of the Executive’s employment other than for Poor Performance, Cause or Disability or any of the Executives terminates his employment for Good Reason within 90 days after the event of occurrence of the event causing the Good Reason, such Executive shall be entitled to:

•

the sum of the base salary through the date of termination and any accrued vacation pay to the extent not yet paid (the “Accrued Obligations”) to be paid in a lump sum within 30 days after the date of termination;

•

an amount equal to the longer of 18 months base salary or the remaining term of the Employment Period from the date of termination (the “Normal Severance Period”), to be paid in equal semi-monthly or other installments as are customary under the Company’s payroll practices;

•	COBRA continuation coverage for a maximum of 18 months for termination of employment as permitted under federal laws;

•

a cash sum in an amount equal to 100% of his bonus opportunity (prorated through the date of termination) adjusted according to his year-to-date performance at the date of termination to be paid in a lump sum within 30 days after the date of termination;

•	all grants of restricted stock, restricted stock units and similar stock-based awards, which will become immediately vested as of the date of termination;

•

all options, stock appreciation rights and similar stock-based awards that would have become vested within the 24 month period following the date of termination had the Executive remained employed will become immediately vested and exercisable as of the date of termination; and

•

all options that are vested but unexercised which will remain exercisable through the earlier of the original expiration date, the 90th day following the end of the Normal Severance Period, or 10 years from the date of grant.

Expiration of Executive’s Employment Period:

If the Executive’s Employment Period expires, such Executive shall be entitled to:

•

the sum of the base salary through the date of termination and any accrued vacation pay to the extent not yet paid to be paid in a lump sum within 30 days after the date of termination (the “Accrued Obligations”);

•

an amount equal to 18 months base salary at the time of the expiration of the Employment Period (the “Normal Severance Period”), to be paid in equal semi-monthly or other installments as are customary under the Company’s payroll practices;

•	COBRA continuation coverage for a maximum of 18 months for termination of employment as permitted under federal laws;

•

a cash sum in an amount equal to 100% of his bonus opportunity (prorated through the date of termination) adjusted according to his year-to-date performance at the date of termination to be paid in a lump sum within 30 days after the date of termination;

•	all grants of restricted stock, restricted stock units and similar stock-based awards, which will become immediately vested as of the date of termination;

•

all options, stock appreciation rights and similar stock-based awards that would have become vested within the 24 month period following the date of termination had the Executive remained employed will become immediately vested and exercisable as of the date of termination; and

•

all options that are vested but unexercised which will remain exercisable through the earlier of the original expiration date, the 90th day following the end of the Normal Severance Period, or 10 years from the date of grant.

Termination by the Company for Poor Performance:

If the Company terminates any of the Executive’s employment for Poor Performance, such Executive shall be entitled to:

•	payment of the Accrued Obligations to be paid in a lump sum within 30 days after the date of termination;

•	an amount equal to 12 months base salary, to be paid in equal semi-monthly or other installments as are customary under the Company’s payroll practices (the “Poor Performance Severance Period”);

•	COBRA continuation coverage during the Poor Performance Severance Period;

•

all grants of restricted stock, restricted stock units and similar stock-based awards that would have become vested within the 12 month period following the date of termination had the Executive remained employed, which will become immediately vested as of the date of termination;

•

subject to specific approval of the Compensation Committee all options, stock appreciation rights and similar stock-based awards that would have become vested within the 12 month period following the date of termination had the Executive remained employed will become immediately vested and exercisable as of the date of termination; and

•

all options that are vested but unexercised which will remain exercisable through the earlier of the original expiration date, the 90th day following the end of the Poor Performance Severance Period, or 10 years from the date of grant.

After or In Connection with Change in Control:

Termination by Executive for Good Reason; Termination by Company other than for Cause or Disability:

If a Change in Control occurs, and within 24 months following such Change in Control (or if Executive can show that termination by the Executive or the Company in anticipation of a Change in Control) the Company terminates any of the Executive’s employment other than for Cause or Disability or any of the Executives terminates his employment for Good Reason, such Executive shall be entitled to:

•	payment of the Accrued Obligations to be paid in a lump sum within 30 days after the date of termination;

•

an amount equal to 36 times the monthly base salary to be paid in a lump sum within 30 days after the date of termination if the Change in Control qualifies as a change in ownership or effective control of the Parent or the Company; otherwise, payment will be made in equal semi-monthly or other installments as are customary under the Company’s payroll practices;

•	COBRA continuation coverage for a maximum of 18 months for termination of employment as permitted under federal laws;

•

a cash sum in an amount equal to 100% of his bonus opportunity (prorated through the date of termination) adjusted according to his year-to-date performance at the date of termination to be paid in a lump sum within 30 days after the date of termination;

•	all grants of restricted stock, restricted stock units and similar stock-based awards, which will become immediately vested as of the date of termination;

•	all options, stock appreciation rights and similar stock-based awards will become immediately vested and exercisable as of the date of termination; and

•

all options that are vested but unexercised which will remain exercisable through the earlier of the original expiration date, the 90th day following the end of the 36 month period beginning on the date of termination, or 10 years from the date of grant.

                The following tables set forth the estimated potential payments that would be made to each of the NEOs upon termination or change in control as described above, assuming termination of employment or the change in control took place on December 31, 2007:

General Termination
Named Executive Officer	Type of Payment	Termination due to Death, Disability or Retirement ($)	Termination for Cause or Voluntary Termination without Good Reason ($)
Stephen R. Crim	Payment(1)	17,500	17,500
	Bonus( [2] )	-	-
	COBRA( [3] )	-	-
	Restricted Stock Awards(4)	-	-
	Options( [5] )	2,454,990	-
	Total	2,472,490	17,500
Joseph D. Scollo, Jr.	Payment(1)	14,735	14,735
	Bonus( [2] )	-	-
	COBRA( [3] )	-	-
	Restricted Stock Awards(4)	-	-
	Options( [5] )	1,209,685	-
	Total	1,224,420	14,735
William C. Tepe	Payment(1)	13,125	13,125
	Bonus( [2] )	-	-
	COBRA( [3] )	-	-
	Restricted Stock Awards(4)	-	-
	Options( [5] )	91,250	-
	Total	104,375	13,125
Randolph L. Hutto	Payment(1)	12,869	12,869
	Bonus( [2] )	-	-
	COBRA( [3] )	-	-
	Restricted Stock Awards(4)	-	-
	Options( [5] )	19,700	-
	Total	32,569	12,869
Thomas Callahan	Payment(1)	10,651	10,651
	Bonus( [2] )	-	-
	COBRA( [3] )	-	-
	Restricted Stock Awards(4)	-	-
	Options( [5] )
	Total	10,651	10,651

(1) The dollar amounts are calculated assuming a termination date of December 31, 2007, and taking into consideration the Company’s pay period which is on a semi-monthly basis (which is the 15th and the last day of the month). The payments represent the amounts to which Messrs. Crim, Scollo, Tepe, Hutto and Callahan would be entitled, which are calculated from the 16th to the 31st of December 2007.

(2) The bonuses are calculated assuming the maximum percentage allowable pursuant to each of the Employment Agreements.

(3) The amounts represented are the premiums for COBRA continuation coverage equivalent to the coverage for which each Executive is currently enrolled, which was $1,137 for Mr. Crim, $1,122 for Mr. Scollo, $1,144 for Mr. Tepe and $838 for Mr. Hutto per month as of December 31, 2007.

(4) There were no grants of Restricted Stock Awards to any of the NEOs during the year ended December 31, 2007.

(5) The Options dollar amount is calculated based on the closing stock price of the Company of $19.65 on December 31, 2007.

Prior to or More Than 24 Months after a Change in Control
Named Executive Officer	Type of Payment	Termination by Company other than for Poor Performance, Cause or Disability; or Termination by Executive for Good Reason ($)	Expiration of Executive’s Employment Period ($) (1)	Termination for Poor Performance ($)
Stephen R. Crim	Payment(2)	1,102,500	647,500	437,500
	Bonus(3)	168,000	168,000	-
	COBRA(4)	20,473	20,473	13,648
	Restricted Stock Awards(5)	-	-	-
	Options(6)	2,452,990	2,452,990	2,440,154(7)
	Total	3,743,963	3,288,963	2,891,302
Joseph D. Scollo, Jr.	Payment(2)	905,625	531,875	359,375
	Bonus(3)	138,000	138,000	-
	COBRA(4)	20,198	20,198	13,465
	Restricted Stock Awards(5)	-	-	-
	Options(6)	1,208,185	1,208,185	1,198,560(7)
	Total	2,272,008	1,898,258	1,571,400
William C. Tepe	Payment(2)	826,875	485,625	328,125
	Bonus(3)	126,000	126,000	-
	COBRA(4)	20,593	20,593	13,729
	Restricted Stock Awards(5)	-	-	-
	Options(6)	3,000	3,000	1,500(7)
	Total	976,468	635,218	343,354
Randolph L. Hutto	Payment(2)	810,747	476,153	321,719
	Bonus(3)	123,540	123,540	-
	COBRA(4)	15,082	15,082	10,054
	Restricted Stock Awards(5)	-	-	-
	Options(6)	800	800	400(7)
	Total	949,599	615,575	332,173
Thomas Callahan	Payment(2)	138,463 (8)	-	10,651
	Bonus(3)	-	-	-
	COBRA(4)	-	-	-
	Restricted Stock Awards(5)	-	-	-
	Options(6)	-	-	-
	Total	138,463	-	10,651

(1) Assuming the expiration of the Employment Period occurred on December 31, 2007, each of Messrs. Crim, Scollo Tepe and Hutto would be entitled to their unpaid salary from the 16th to the 31st of December 2007 plus an amount equal to 18 months of their respective base salaries.

(2) The dollar amounts are calculated assuming a termination date of December 31, 2007, and taking into consideration the Company’s pay period which is on a semi-monthly basis (which is the 15th and the last day of the month). The payments included under “Termination by Company other than for Poor Performance, Cause or Disability; Termination by Executive for Good Reason,” represent the amounts to which Messrs. Crim, Scollo, Tepe and Hutto would be entitled, which are calculated from the 16th to the 31st of December 2007 plus an amount equal to the longer of 18 months or the remaining term of the Employment Agreements, which, in this case, would be 31 months of their base salaries. The payments included under “Termination by Company for Poor Performance,” represent the amounts to which Messrs. Crim, Scollo, Tepe and Hutto would be entitled, which are calculated from the 16th to the 31st of December 2007 plus an amount equal to 12 months of their base salaries.

(3) The bonuses are calculated assuming the maximum percentage allowable pursuant to each of the Employment Agreements.

(4) The amounts represented are the premiums for COBRA continuation coverage equivalent to the coverage for which each Executive is currently enrolled, which was $1,137 for Mr. Crim, $1,122 for Mr. Scollo, $1,144 for Mr. Tepe and $838 for Mr. Hutto per month as of December 31, 2007.

(5) There were no grants of Restricted Stock Awards to any of the NEOs during the year ended December 31, 2007.

(6) The Options dollar amount is calculated based on the closing stock price of the Company of $19.65 on December 31, 2007.

(7) The Options dollar amount under “Termination for Poor Performance” is calculated assuming the Compensation Committee approved and allowed the vesting of such unvested options during the 12 month period as described above.

(8) Pursuant to Mr. Callahan’s offer letter, either party may terminate the employment relationship with 6 months prior written notice, with payment in lieu of notice at the Company’s discretion. Assuming a not-for-cause termination on December 31, 2007, Mr. Callahan would be entitled to his base salary for the period from the 16th to the 31st of December 2007 plus 6 months of his base salary. Mr. Callahan resigned as of April 22, 2008 in accordance with the terms of his offer letter.

After or in Connection with a Change in Control
Named Executive Officer	Type of Payment	Termination by Company other than for Cause or Disability; Termination by Executive for Good Reason ($)
Stephen R. Crim	Payment(1)	1,277,500
	Bonus( [2] )	168,000
	COBRA( [3] )	20,473
	Restricted Stock Awards(4)	-
	Options( [5] )	2,454,990
	Total	3,920,963
Joseph D. Scollo, Jr.	Payment(1)	1,049,375
	Bonus( [2] )	138,000
	COBRA( [3] )	20,198
	Restricted Stock Awards(4)	-
	Options( [5] )	1,209,685
	Total	2,402,883
William C. Tepe	Payment(1)	958,125
	Bonus( [2] )	126,000
	COBRA( [3] )	20,593
	Restricted Stock Awards(4)	-
	Options( [5] )	91,250
	Total	1,182,843
Randolph L. Hutto	Payment(1)	939,437
	Bonus( [2] )	123,540
	COBRA( [3] )	15,082
	Restricted Stock Awards(4)	-
	Options( [5] )	19,700
	Total	1,097,759
Thomas Callahan	Payment(1)	138,463 (6)
	Bonus( [2] )	-
	COBRA( [3] )	-
	Restricted Stock Awards(4)	-
	Options( [5] )
	Total	138,463

(1) The dollar amounts are calculated assuming a termination date of December 31, 2007, and taking into consideration the Company’s pay period which is on a semi-monthly basis (which is the 15th and the last day of the month). The payments represent the amounts to which Messrs. Crim, Scollo, Tepe and Hutto would be entitled, which are calculated from the 16th to the 31st of December 2007 plus an amount equal to 36 months of their base salaries.

(2) The bonuses are calculated assuming the maximum percentage allowable pursuant to each of the Employment Agreements.

(3) The amounts represented are the premiums for COBRA continuation coverage equivalent to the coverage for which each Executive is currently enrolled, which was $1,137 for Mr. Crim, $1,122 for Mr. Scollo, $1,144 for Mr. Tepe and $838 for Mr. Hutto per month as of December 31, 2007.

(4) There were no grants of Restricted Stock Awards to any of the NEOs during the year ended December 31, 2007.

(5) The Options dollar amount is calculated based on the closing stock price of the Company of $19.65 on December 31, 2007.

(6) Pursuant to Mr. Callahan’s offer letter, either party may terminate the employment relationship with 6 months prior written notice, with payment in lieu of notice at the Company’s discretion. Assuming a not-for-cause termination on December 31, 2007, Mr. Callahan would be entitled to his base salary for the period from the 16th to the 31st of December 2007 plus 6 months of his base salary. Mr. Callahan resigned as of April 22, 2008 in accordance with the terms of his offer letter.

Compensation Committee Interlocks and Insider Participation

The compensation committee, consisting of Messrs. Geneen, Groot and Lackner, is made up of non-employee directors who have never served as executive officers of the Company. During 2007, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s compensation committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Lawrence I. Geneen, Chairman
Steven L. Groot
Frank P. Lackner

AUDIT COMMITTEE REPORT

The audit committee of the Company’s Board of Directors is composed of independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed, as needed, by the audit committee. Each member of the audit committee is independent as defined by the listing standards of the New York Stock Exchange,and the committee complies with other New York Stock Exchange requirements.

Management of the Company is responsible for the Company’s internal controls and financial reporting process. The primary function of the audit committee is to assist the Board of Directors in fulfilling these responsibilities by reviewing management’s supervision of: (i) the financial reports and other financial information provided by the Company to any governmental body or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board of Directors; and (iii) the Company’s auditing, accounting and financial reporting processes generally.

The audit committee also recommends to the Board of Directors and shareholders the appointment of the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee is responsible for monitoring and overseeing these processes.

In the performance of its functions, the audit committee has performed the duties required by its charter, including meetings and discussions with management and the independent registered public accounting firm, and has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with the independent registered public accounting firm such firm’s independence with respect to the Company.

Based on the reports by, and discussions with, management and the independent registered public accounting firm, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2007.

David V. Brueggen, Chairman
Steven L. Groot
Jerome D. Weaver

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the common shares of the Company owned as of March 31, 2008 (i) by each of the Company’s directors, (ii) by each of the Company’s NEOs identified in the Summary Compensation Table above, (iii) by each person who beneficially owns more than 5% of the common shares (based upon the most recent SEC filings available) and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of March 31, 2008.

Name of Beneficial Owner	Number of Common Shares	Shares that May be Acquired Within 60 Days	Percentage Ownership
Cody W. Birdwell (1)	210,423		1.96%
David V. Brueggen (2)	308,043		2.87
Stephen R. Crim (3)	91,769	117,999	1.95
Lawrence I. Geneen	9,064		*
Steven L. Groot (4)	18,847		*
Frank L. Lackner	12,364		*
Thomas W. Mueller (5)	333,214		3.11
William A. Robbie (6)	9,343		*
Jerome D. Weaver	6,844		*
Randolph L. Hutto	0	666	0
Joseph D. Scollo, Jr.	3,005	69,500	*
William C. Tepe	4,500	2,500	*
Thomas Callahan	0	0
All directors and executive officers as a group (13 persons)	1,009,263	190,665	11.18%

HCC Insurance Holdings, Inc. 13403 Northwest Freeway, Houston, Texas 77040-6094	1,323,750		12.34%
Wells Fargo & Co. 420 Montgomery Street San Francisco, CA 94104	753,270		7.02
Royce & Associates 1414 Avenue of the Americas New York, NY 10019	846,200		7.89
Eagle Asset Management 880 Carillion Parkway St. Petersburg, FL 33716	549,125		5.12
Kennedy Capital Management 10829 Olive Blvd. St. Louis, MO 63141	635,842		5.93
FMR, LLC 82 Devonshire Street Boston, Massachusetts 02109	900,370		8.39

____________

*Less than 1%
(1)	Includes 98,250 common shares of record held by The Cody Birdwell Family Limited Partnership, over which Mr. Birdwell has sole voting power with respect to the common shares.
(2)

Includes 293,193 common shares held of record by Vertecs Corporation, of which Mr. Brueggen is the Chief Financial Officer. Includes 2,003 common shares owned by his wife and 1,000 shares owned jointly with his wife.

(3)	Includes 83,340 common shares owned by his spouse and 144 common shares held of record as custodian for a child.
(4)	Includes 1,847 common shares held by K Groot & S Groot TTEE, Steven L. Groot Living Trust, U/A DTD 03/20/1997
(5)

Includes 162,745 common shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Mark C. Mueller is a brother of Thomas W. Mueller. Includes 160,000 common shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee.

(6)	Mr. Robbie resigned from the Board of Directors effective January 19, 2008

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans
Equity compensation plans approved by security holders	727,150 (1)	$9.98	1,997,000 (2)
Equity compensation plans not approved by security holders (3)	12,864	N/A	26,693
Total	740,014		2,023,693

(1)	Includes securities available for future issuance under the 1998 Incentive Stock Option Plan.
(2)	Includes securities available for future issuance under the 2007 Incentive Stock Plan.
(3)

The 12,864 represents shares actually issued to directors under the 1998 Directors Stock Award Plan. The 26,693 represents the shares available for future awards under the 1998 Directors Stock Award Plan.

Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of the registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. SEC regulations require that such directors, officers and 10% or more shareholders furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Birdwell, Brueggen, Crim and Mueller, members of the Company’s Board of Directors, are also directors of American Safety Risk Retention Group, Inc. (“ASRRG”), a non-subsidiary affiliate, which is managed by American Safety Insurance Services, Inc., the Company’s principal U.S. program development, underwriting and administrative services subsidiary, on a fee-for-service basis. This entity is consolidated with the Company for accounting purposes but, for purposes of independence analysis, is considered an affiliate of the Company. American Safety Risk Retention Group, Inc. is a stock captive insurance company licensed in Vermont and is authorized to write liability insurance in all 50 states as a result of the federal Risk Retention Act. The directors of American Safety Risk Retention Group, Inc. are elected annually by its shareholder/insureds. Additionally until December 31, 2007, Mr. Brueggen served as Senior Vice President of Finance of Anson Industries, Inc. Mr. Weaver is Chief Executive Officer of Specialty Systems, Inc. ASRRG, the non-subsidiary affiliate, provides insurance-related products and services to each of these entities in the ordinary course of business and may in the future continue to provide insurance-related products and services to these entities.

Mark Mueller, the brother of Thomas Mueller, a member of the Company’s Board of Directors, serves as an advisory director of the Company.

Pursuant to the Company’s Code of Business Conduct and Ethics, all “related party transactions” involving the Company, its subsidiaries or affiliates shall be approved in advance by (a) a majority of the independent members of the Company’s Board of Directors, or (b) a majority of the members of a committee of the Company’s Board of Directors consisting solely of independent directors, such as the Audit Committee or the Nominating and Corporate Governance Committee. For purposes of this discussion a “related party transaction” is one in which the Company is a participant and that, individually or taken together with related transactions, exceeds, or is reasonably likely to exceed, $50,000 in amount in any year and which any of the following individuals (a “covered person”) has a direct or indirect material interest:

1.	any director or executive officer;
2.	any nominee for election as a director;
3.	any securityholder who is known by the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities; or
4.

any immediate family member of any of the foregoing persons, including any child; stepchild; parent; stepparent; spouse; sibling; mother-, father-, son-, daughter-, brother-, or sister-in-law; and any person (other than a tenant or employee) sharing the same household.

A material interest in a transaction shall not be deemed to exist when a covered person’s interest in the transaction results from (a) the covered person’s (together with his immediate family’s) direct or indirect ownership of less than a 10% economic interest in the other party to the transaction, and/or the covered person’s service as a director of the other party to the transaction, or (b) the covered person’s pro rata participation in a benefit received by him solely as a security holder.

A transaction shall be deemed to involve the Company if it involves a vendor or partner of the Company or any of its subsidiaries and relates to the business relationship between the Company or any of its subsidiaries and that vendor or partner.

The Company is subject to the NYSE listing standards which require the Board of Directors and certain Board committees of listed companies to meet certain independence requirements.  See the discussion under Corporate Governance for disclosure regarding director independence.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the Company’s Proxy Statement for the 2009 Annual General Meeting of Shareholders must be received at the offices of the Company, 31 Queen Street, Hamilton HM 11, Bermuda, not later than January 23, 2009.  Any shareholder proposals received after this date will be considered untimely.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual General Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual General Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

The Company will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for fiscal year ended December 31, 2007, as filed with the SEC. Such request should be addressed to the offices of the Company, 31 Queen Street, Hamilton HM 11, Bermuda, Attention: Investor Relations.

HOUSEHOLDING

As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of this proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, 31 Queen Street, Hamilton HM 11, Bermuda, (441) 296-8560. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact the Company at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact the Company at the address above to request that only a single copy of the proxy statement by mailed in the future.

ANNUAL REPORT

A copy of the Company’s 2007 Annual Report is being mailed to each shareholder together with this Proxy Statement.

PROXY

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Stephen R. Crim and Randolph L. Hutto, each or any one of them, with full power of substitution as Proxies to represent and to vote, as designated below, all the common shares of American Safety Insurance Holdings, Ltd. (the “Company”) held of record by the undersigned on May 9, 2008, at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on July 24, 2008, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

PROPOSAL 1. Election of David V. Brueggen, Stephen R. Crim and Lawrence I. Geneen to serve as Class I Directors until the 2011 Annual Meeting and the election of Joseph F. Fisher to serve as a Class III Director to fill the vacancy created by William Robbie’s resignation, whose term shall expire at the 2010 Annual Meeting.

Mark	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY
One Box	(except as marked to the contrary below)	to vote for all nominees

Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space provided:___________________________________

_____________________________________________________________________________________

PROPOSAL 2. To approve the appointment of BDO Seidman LLP as independent registered public accountants to serve until the conclusion of the next Annual General Meeting and to authorize the Audit Committee to set their remuneration.

Mark	☐ FOR	☐ AGAINST	☐ ABSTAIN
One Box

_____________________________________________________________________________________

PROPOSAL 3. To consider and vote upon a proposal for the approval of the Employee Stock Purchase Plan.

Mark	☐ FOR	☐ AGAINST	☐ ABSTAIN
One Box

_____________________________________________________________________________________

PROPOSAL 4. To amend the Bye-Laws of the Company.

Mark	☐ FOR	☐ AGAINST	☐ ABSTAIN
One Box

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be Voted For each of the Proposals and in the discretion of the persons named as Proxies on any other matters which may properly come before the Annual Meeting or any adjournments thereof.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person

DATED:______________, 2008.                                     ____________________________________

                                                                                        Signature
PLEASE MARK, SIGN, DATE AND

RETURN THIS PROXY PROMPTLY                             ____________________________________

USING THE ENCLOSED ENVELOPE                           Signature if held jointly

APPENDIX A

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The purpose of this Employee Stock Purchase Plan (the “Plan”) is to give eligible employees of American Safety Insurance Holdings, Ltd. and its subsidiaries an opportunity to buy stock of American Safety Insurance Holdings, Ltd. through payroll deductions. American Safety Insurance Holdings, Ltd. intends for the Plan to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed accordingly.

2.	DEFINITIONS

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Compensation Committee of the Board, unless the Board determines that the Compensation Committee shall not administer the Plan, in which event it shall mean the Board itself.

“Common Stack” means the Common Stock, $0.01 par value per share, of the Company.

“Company” means American Safety Insurance Holdings, Ltd., a Bermuda corporation.

“Compensation” means the Form W-2 earnings an Employer pays to a Participant during an applicable period as modified below. For purposes of this definition, Form W-2 earnings means wages within the meaning of Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Participant by an Employer in the course of its trade or business, for which the Employer is required to furnish the Participant with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include only amounts actually paid to the Participant during the applicable period. Compensation includes any amount which is contributed to an employee benefit plan for the Participant by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Compensation also includes, by way of example and not limitation, the Participant’s base salary or pay and any bonuses (other than signing bonuses) Participant receives, such as the team incentive plan bonus. Notwithstanding the foregoing, Compensation shall not include signing bonuses (but will include other bonuses, such as, by way of example and not limitation, the team incentive plan bonus), relocation pay, educational allowances, any form of equity compensation, such as compensation attributable to stock options, restricted stock, stock appreciation rights, restricted stock units, phantom stock or other similar awards, fringe benefit programs, such as car allowances, relocation reimbursements or expatriate allowances, or any payments received under any employee benefit plans including without limitation any non-qualified deferred compensation or short-term or long-term disability plan.

“Contributions Account” means the bookkeeping account the Company establishes under the Plan for each Participant.

“Effective Date” means the later of (i) October 1, 2008, or (ii) the first day of the calendar month following the filing with the Securities and Exchange Commission of a Form S-8 to register the Common Stock available for purchase under the Plan.

“Eligible Employee” means any Employee whose customary employment is for more than 20 hours per week and for more than five months in a calendar year. Eligible Employee includes an officer of an Employer within the meaning of Section 16 of the Exchange Act, if such officer is otherwise eligible under the terms of the Plan.

“Employee” means any person whom an Employer employs in accordance with Section 3401 of the Code and the regulations thereunder. The definition of Employee shall be construed in accordance with Sections 421 and 423 of the Code and the regulations thereunder.

“Employer” means the Company and its Subsidiaries unless the Committee elects to exclude a Subsidiary from the definition of “Employee.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock on the Valuation Date means the closing price of a share of Common Stock on the principal national securities exchange (including NYSE) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any national securities exchange, the Fair Market Value shall be the value of such Common Stock as determined in good faith by the Committee in any other manner consistent with the Code and accompanying regulations that the Committee determines appropriate.

“Offer Date” means the first day of each Participation Period.

“Participant” means an Eligible Employee who has enrolled in the Plan in accordance with Section 4.

“Participation Period” means each calendar month during which an offer to purchase Common Stock is made to Eligible Employees under the Plan. The first Participation Period shall begin on the later of (i) October 1, 2008 or (ii) the first day of the calendar month following the filing of a Form S-8 to register the Common Stock available for purchase under the Plan.

“Plan” means the American Safety Insurance Holdings, Ltd. Employee Stock Purchase Plan, as it now exists or as it hereafter may be amended.

“Purchase Date” means the date of exercise of a Purchase Right granted under the Plan. The Purchase Date shall be the last day of each Participation Period.

“Purchase Price” means the price per share of Common Stock under a Purchase Right as determined in accordance with Section 5(b).

“Purchase Right” means the right granted to a Participant under the Plan to purchase shares of Common Stock in accordance with the terms of the Plan.

“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Offer Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, including a corporation that becomes a Subsidiary after the Effective Date of the Plan.

“Valuation Date” means the date as of which the Fair Market Value of Common Stock is being determined.

3.	STOCK SUBJECT TO PLAN

The aggregate number of shares of Common Stock that may be purchased under the Plan shall not exceed 1,000,000 shares. The number of shares of Common Stock that may be purchased under the Plan is subject to adjustment pursuant to Section 10. Shares of Common Stock purchased under the Plan may be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby agrees to reserve sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights granted under the Plan. If any Purchase Right granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for grant as a Purchase Right and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights as set forth herein. If the total number of shares of Common Stock to be purchased on a Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Committee shall allocate the available shares of Common Stock among the Participants on a pro-rata basis based on the balances on the Purchase Date of the Participants’ Contributions Accounts.

4.             PARTICIPATION

(a)          Eligibility. Any Eligible Employee whom an Employer employs on the Offer Date for a Participation Period shall be eligible to participate in the Plan during such Participation Period. At least 30 days prior to each Participation Period, the Company will send to each Employee whom the Company reasonably anticipates will be an Eligible Employee on the Offer Date of such Participation Period (and who is not already a Participant), a notice advising the Employee of his or her right to participate in the Plan for the ensuing Participation Period, subject to the requirement that the Employee be an Eligible Employee on the Offer Date.

(b)          Initial Enrollment. An Eligible Employee shall become a Participant by completing a participation agreement authorizing payroll deductions on a form the Committee provides or in such other manner as the Committee may determine and delivering such participation agreement to the Company no later than 10 days prior to the last business day of the month immediately preceding the applicable Participation Period. Following the timely submission of a valid participation agreement, payroll deductions for a Participant shall commence on the first payroll period that occurs on or after the first day of the applicable Participation Period and shall continue for successive Participation Periods during which the Participant participates in the Plan, unless the Participant withdraws from the Plan pursuant to Section 7, terminates employment with all Employers, ceases to be an Eligible Employee pursuant to Section 8 or the Participant would own stock possessing 5% or more of the Company or any Subsidiary, as set forth in Section 5(c)(i).

(c)          Enrollment after Withdrawal or Termination of Employment. A Participant who ceases participation in the Plan may again become a Participant in the Plan for any subsequent Participation Period if he or she again becomes eligible to participate in the Plan on the Offer Date for such Participation Period and delivers a new participation agreement to the Company no later than ten 10 days prior to the last business day of the month immediately preceding such Participation Period.

(d)          Amount of Payroll Deduction. A Participant shall elect on his or her participation agreement to have deductions made from his or her Compensation for each Participation Period in any whole percent which does not exceed 12%.

(e)          Participant’s Contributions Account. All payroll deductions that a Participant makes shall be credited to the Participant’s Contributions Account. No interest or earnings shall accrue on any payroll deductions credited to a Participant’s Contributions Account.

(f)           Changes in Payroll Deductions. Except as otherwise provided in this Section 4(f) and in Sections 7 (in connection with withdrawal from the Plan) and 8 (in connection with the Participant’s termination of employment), a Participant may not increase or decrease the amount of his or her payroll deductions during a Participation Period. However, a Participant may increase or decrease the amount of his or her payroll deductions for a later Participation Period by delivering a new participation agreement to the Company no later than ten 10 days prior to the last business day of the month immediately preceding such later Participation Period.

(g)          Participation During Leave of Absence. The Committee in its discretion shall determine the extent to which any leave of absence for governmental or military service, illness, temporary disability or other reasons will impact an individual’s enrollment or participation in the Plan or his or her rights thereunder. For purposes of this Plan, the employment relationship will be treated as continuing intact while an individual is on military, sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed three (3) months, or, if longer, so long as the individual’s right to reemployment is provided either by statute or contract. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not provided either by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following such three-month period. Unless the Committee otherwise provides, if a Participant goes on an unpaid leave of absence during a Participation Period, no further payroll deductions will be made for such Participation Period. However, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for the Participation Period and the Participant’s Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6. Additionally, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for any ensuing Participation Period so long as further payroll deductions may be made for such Participation Periods. When the employment relationship is deemed to have terminated, the Participant will be subject to the provisions of Section 8 hereof.

5.	GRANT OF PURCHASE RIGHTS

(a)          Number of Shares Subject to Purchase Right. On the Offer Date of each Participation Period, each Participant shall be granted a Purchase Right to purchase on the Purchase Date of such Participation Period, at the applicable Purchase Price, such number of shares of Common Stock (including fractional shares) as is determined by dividing the amount of the Participant’s payroll deductions allocated to the Participant’s Contributions Account for the Participation Period by the applicable Purchase Price, subject to the maximum limit of shares of Common Stock that may be purchased or are available as described herein. All Participants receiving Purchase Rights shall have the same rights and privileges under the Plan with respect to such Purchase Rights.

(b)          Purchase Price. The Purchase Price per share of Common Stock for a Participant shall be a percentage, as from time-to-time established by the Committee prior to a Participation Period (but not less than 85 Percent), of the Fair Market Value per share of the Common Stock on the Offer Date for the Participation Period; provided, however, that if the Committee so elects, the Purchase Price per share of Common Stock for a Participant shall be the lesser of:

(i)           such percentage of the Fair Market Value per share of the Common Stock on the Offer Date for the Participation Period; or

(ii)          such percentage of the Fair Market Value per share of the Common Stock on the Purchase Date for the Participation Period.

(c)          Certain Limitations. Notwithstanding any other provision of the Plan, no Participant shall be granted a Purchase Right for a Participation Period:

(i)           If, immediately after the Purchase Right is granted, the Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary within the meaning of Section

423(b)(3) of the Code. For purposes of this Section 5(c)(i), stock ownership of a Participant shall be determined under the stock attribution rules of Section 424(d) of the Code, and stock that the Participant may purchase under outstanding Purchase Rights or options shall be treated as stock the Participant owns.

(ii)          To the extent that the Participant’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary would accrue at a rate that exceeds $25,000 in Fair Market Value of such stock (determined as of the Offer Date) for each calendar year in which any Purchase Right is outstanding at any time. For this purpose, the right to purchase stock accrues when the Purchase Right first becomes exercisable during the calendar year. This limitation is meant to comply with the requirements of Section 423(b)(8) of the Code and will be construed accordingly.

(iii)        If the Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or any Subsidiary and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the Treasury Regulations thereunder, in which case the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 7 as of the date of such hardship withdrawal.

(iv)         For more than 1,000 shares of Common Stock for any Participation Period.

Any Purchase Right granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c). To the extent necessary to comply with this Section 5(c), a Participant’s payroll deductions may be decreased to 0% at any time during a Participation Period (or such other percentage required to comply with the terms of the Plan). In that event, payroll deductions shall recommence, if at all, at the rate provided in such Participant’s Participation Agreement at the beginning of the first Participation Period for which payroll deductions can commence after compliance with this Section 5(c), unless the Participant withdraws from the Plan pursuant to Section 7, terminates employment with Employer or otherwise ceases to be an Eligible Employee pursuant to Section 8.

6.	EXERCISE OF PURCHASE RIGHTS

(a)          Automatic Exercise. Notwithstanding any other provision of the Plan, the Participant’s Purchase Right for the purchase of Common Stock during a Participation Period shall be automatically exercised on the Purchase Date applicable to such Participation Period, and the maximum number of shares of Common Stock (including fractional shares) under the Purchase Right shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Contributions Account at that time (subject to the limitations set forth in Section 5(c) or termination of the Purchase Right as provided in Sections 7 or 8).

(b)          Delivery of Stock. As soon as reasonably practicable after each Purchase Date, the shares of Common Stock each Participant purchases on such Purchase Date shall be credited to an account in such Participant’s name with one or more brokers the Committee designates. A

Participant will be issued a certificate for his or her shares of Common Stock when his or her participation in the Plan is terminated, the Plan is terminated, or upon request.

(c)          Termination of Purchase Right. A Purchase Right granted during a Participation Period that is not automatically exercised on the Purchase Date shall expire at the end of the last day of the Participation Period, unless earlier terminated as provided in Section 7 or Section 8.

(d)          Excess Account Balances. Any payroll deductions credited to a Participant’s Contributions Account for a Participation Period that have not been used to purchase Common Stock on the Purchase Date for such Participation Period (as of a result of the limitations set forth in Section 5(c), a withdrawal from the Plan in accordance with Section 7, a termination of employment with all Employers or ceasing to be an Eligible Employee in accordance with Section 8 or otherwise) shall be paid to the Participant (without interest) within 30 days after the last day of the Participation Period. Any amounts to be paid to a Participant after his or her death shall be paid to the personal representative of the Participant’s estate.

(e)          Rights as a Shareholder. No Participant shall have any rights as a shareholder unless and until certificates for shares of Common Stock have been issued to the Participant or the transfer agent for the Common Stock reflects the Participant’s ownership in the Company’s stock ledger or other appropriate record of Common Stock ownership.

7.	WITHDRAWAL

A Participant may withdraw from participation for a Participation Period (and any subsequent Participation Period) by giving written notice to the Company in a form acceptable to the Company, and such withdrawal generally will be effective as soon as administratively practical after the Participant delivers his or her written notice of withdrawal to the Company. If the Participant desires to withdraw by the first day of a Participation Period, the Company must receive the Participant’s written notice of withdrawal no later than 10 days prior to the last business day of the month immediately preceding such Participation Period. In the event of a withdrawal (i) any outstanding Purchase Rights will be terminated and the balance in the Participant’s Contributions Account will be paid to the Participant as described in Section 6(d) and (ii) no further payroll deductions will be made after the withdrawal is effective. A Participant’s withdrawal from participation for any Participation Period will not have any effect upon his or her eligibility to participate in any succeeding Participation Period or in any similar plan which any Employer may hereafter adopt. Notwithstanding the foregoing, however, if a Participant withdraws during a Participation Period, payroll deductions shall not resume at the beginning of a succeeding Participation Period unless the Participant timely delivers to the Company a new participation agreement and otherwise complies with the terms of the Plan. Notwithstanding the foregoing, this Section 7 is subject to the provisions of Section 8, which governs any withdrawal in connection with a termination of employment.

8.	TERMINATION OF EMPLOYMENT

Upon termination of a Participant’s employment with Employer for any reason or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date of his or her termination of employment, or, if applicable, as of the date he or she otherwise ceased to be an Eligible Employee. In that case, (i) any outstanding Purchase Rights will be terminated and the balance in the Participant’s Contributions Account will be paid to the Participant as described in Section 6(d) and (ii) no further payroll deductions will be made for such Participation Period after the Participant’s last payroll period with all Employers, or, if applicable, after the Participant’s last payroll period with all Employers as an Eligible Employee.

9.	TRANSFERABILITY

A Participant may not transfer, assign, pledge or otherwise dispose of a Purchase Right (or any rights attendant to a Purchase Right) granted pursuant to the Plan other than by will or the laws of descent and distribution. No Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted herein, shall be null and void and without effect, except that the Committee in its discretion may treat such act as an election to withdraw during a Participation Period in accordance with Section 7 hereof. A Purchase Right is exercisable during the Participant’s lifetime only by the Participant.

10.	ADJUSTMENTS AFFECTING PURCHASE RIGHTS

(a)          Changes in Capitalization. The Board, in its sole discretion, may adjust the number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Purchase Right, and the Purchase Price for such shares of Common Stock in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock without the receipt of consideration therefor. Adjustments the Board makes pursuant to this Section 10(a) shall be final and binding on all parties.

(b)          Dissolution, Merger, and Consolidation. Upon dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Plan shall be entitled to purchase at the next Purchase Date the same relative cash, securities, and/or other property which a holder of Common Stock was entitled to receive at the time of such transaction. The Board shall take whatever action is deemed reasonably necessary to assure that Participants receive the benefits described in this Section 10(h).

11.	SHAREHOLDER APPROVAL OF PLAN

The Board has adopted this Plan on the date set forth below, to be effective as of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval within 12 months of the Board’s adoption of the Plan. The adoption of the Plan is conditioned upon the approval of the Plan by the shareholders of the Company within such 12-month period. Therefore, no Purchase Right may be exercised until the shareholders of the Company approve the Plan. The Plan and all outstanding Purchase Rights hereunder shall be null and void and of no effect if the shareholders of the Company do not approve the Plan within such 12-month period.

12.          ADMINISTRATION AND CLAIMS PROCEDURES

(a)          The Committee shall administer the Plan. References to the “Committee” shall include the Committee, the Board if it is acting in its administrative capacity with respect to the Plan, and any delegates the Committee appoints pursuant to Section 12(b). Each member of the Committee, if not the Board, serves at the pleasure of the Board, which may change the membership of the Committee or fill any vacancy at any time. The Committee shall select one of its members as a chairman and shall hold meetings at the times and places as it may deem advisable. The Committee shall take all actions by majority decision. Any action evidenced by a written instrument that the majority of the members of the Committee sign shall be as fully effective as if the Committee had taken the action by a majority vote at a meeting duly called and held.

(b)          Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish rules and procedures for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights granted hereunder; and (iv) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be final and binding upon each Employer, each Employee, each Participant and any other person claiming a right under the Plan. Except to the extent prohibited by the Plan or by applicable law, the Committee may appoint one or more persons to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers, other than any power to amend or terminate the Plan, to any such person or persons. The Committee in its discretion may administer the Plan as it deems appropriate, including without limitation using paperless and electronic means to administer the Plan.

(c)          Subject to the indemnification provisions of the Company’s Charter and Bye-laws and applicable law, the Company shall indemnify members of the Committee against the reasonable expenses, including attorney’s fees, such members actually and necessarily incur in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of action taken or not taken in connection with the Plan or any Purchase Right hereunder, and against all amounts they or any of them pay in settlement thereof or in satisfaction of a judgment in any action, suit or proceeding. However, the Company shall not indemnify a member of the Committee for matters as to which he or she (i) shall be adjudged in the action, suit or proceeding to be liable for gross negligence or intentional misconduct or (ii) derived an improper personal benefit.

(d)          It is not necessary for a Participant to file a claim in order to receive benefits under this Plan. On receipt of a claim for benefits, however, the Committee will respond in writing within 90 days. If necessary, the Committee’s first notice will indicate any special circumstances requiring an extension of time for the Committee’s decision. The extension notice must indicate the date by which the Committee expects to render its decision; an extension of time for processing may not exceed 90 days after the end of the initial 90-day period for a determination. If the claimant’s claim is wholly or partially denied, the Committee must give written notice of such denial within the time provided in the preceding sentences. An adverse notice must specify the reason for the denial. There also must be specific reference to the provisions of the Plan or related documents or law on which the denial is based. If additional materials or information is necessary for the claimant to perfect his or her claim for benefits, it must be described and there must be an explanation of why that material or information is necessary. An adverse notice must disclose appropriate information about the steps that the claimant must take if he or she desires to submit a claim for review of the adverse decision. If notice that a claim has been denied is not furnished within the time required herein, the claim is deemed denied.

(e)          On proper written request for a review from the claimant to the Committee, there must be a review by the Committee. The Committee must receive the claimant’s written request before the 61st day after the claimant’s receipt of notice that a claim has been denied according to (d) above. The claimant and his or her authorized representative are entitled to be present and heard if any hearing is used as part of the review. The Committee will determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice as to the schedule and deadlines for the submissions. The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents or law on which the decision is based. The written final determination must be rendered within 60 days after the request for review is received, unless special circumstances (in the Committee’s discretion) require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than 120 days after the receipt of the request for review.

(f)           A claimant may not file any suit or other action for benefits under this Plan unless and until he or she submits a proper written request for a review of any adverse decision of such claim for benefits and then exhausts the administrative process described herein. A claimant then shall have 90 days from the date he or she receives an adverse final determination of such claim on review under (e) above in which to file suit in a court of competent jurisdiction for benefits under the Plan. If the claimant does not file suit within such 90-day period, the claimant shall be forever barred from doing so.

13.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any Purchase Right granted hereunder, provided, however, that (i) shareholder approval shall be required of any amendment to the Plan to the extent Section 423 of the Code or other applicable law, rule or regulation requires shareholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Plan or changes individuals who are eligible to participate in the Plan other than as set forth herein); and (ii) no amendment to the Plan or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof, except to the extent the Plan otherwise provides, as necessary to comply with applicable law or as necessary to ensure that the Plan and any Purchase Rights granted hereunder comply with the requirements of Section 423 of the Code. The Plan shall terminate automatically at the time all shares of Common Stock subject to the Plan have been purchased hereunder. Upon termination of the Plan, the Committee shall give notice to affected Participants, terminate all payroll deductions, terminate all outstanding Purchase Rights, and pay Participants (without interest) any balances remaining in their Contributions Accounts as soon as practicable following Plan termination, unless the Committee in its discretion makes alternative provisions for handling the termination of the Plan.

14.	UNFUNDED PLAN

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of any liability under the Plan. Neither the Company nor any Subsidiary shall be required to set aside any specific funds, assets or property in anticipation of any liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

15.	USE OF FUNDS

The proceeds the Company receives from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

16.	WITHHOLDING TAXES

Upon the exercise of any Purchase Right under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to the exercise of a Purchase Right or any other applicable time, the Participant’s Employer shall withhold the minimum legally required applicable federal, state and local taxes from a Participant’s Compensation or shall require the Participant to remit to the Employer amounts sufficient to satisfy all such federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

17.	NO RIGHT OF CONTINUED EMPLOYMENT

Neither the Plan nor any Purchase Right shall confer upon a Participant the right to continue in the employment of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate the employment of such Participant at any time for any reason.

18.	DISPOSITIONS OF STOCK

A Participant who acquires shares of Common Stock pursuant to the exercise of Purchase Rights under this Plan shall notify the Committee, in writing, if he or she sells, transfers, or otherwise disposes of such shares of Common Stock before the later of (i) one year after the Purchase Date on which the Participant acquired such shares or (ii) two years after the Offer Date on which the related Purchase Right was granted.

19.           NOTICES

Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is received by the Company at its principal executive offices and shall be deemed delivered to an Eligible Employee on the date he or she receives it.

20.	APPLICABLE LAW

To the extent not inconsistent with Section 423 of the Code and any Treasury Regulations thereunder, all questions pertaining to the validity, construction and administration of the Plan and any Purchase Rights granted hereunder shall be determined in conformity with the laws of Bermuda, without regard to the conflict of laws provisions of any jurisdiction, to the extent not preempted by U.S. federal law.

21.	OTHER RESTRICTIONS ON PURCHASE RIGHTS AND SHARES

Notwithstanding any other provision of the Plan, no Purchase Rights may be granted or exercised under the Plan for a Participation Period unless the shares of Common Stock to be purchased under such Purchase Rights are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, as of the first day of such Participation Period. The Company may impose such restrictions on any Purchase Rights and shares of Common Stock acquired upon exercise of Purchase Rights as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to grant any Purchase Rights or issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such grant, delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, the federal securities laws, or any blue sky or state securities laws). For example, and not by way of limitation, the Company may postpone or terminate the grant of a Purchase Right or the issuance of shares of Common Stock during any Participation Period where the Company is prohibited from doing such acts under applicable law, including without limitation, during any applicable blackout period under the Sarbanes-Oxley Act of 2002. The Company may cause a restrictive legend to be placed on any certificate issued for shares of Common Stock under the Plan in such form from time to time as applicable laws and regulations may require or legal counsel of the Company may advise.

22.	SEVERABILITY

If any provision of the Plan is deemed illegal or invalid, the Plan shall he construed and enforced as if the illegal or invalid provision had not been included in the Plan, and such illegality or invalidity shall not affect the remaining provisions of the Plan.